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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LandAmerica Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ANNUAL MEETING OF SHAREHOLDERS

April 10, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of LandAmerica Financial Group, Inc., which is to be held at the Company’s Shared Resources Center, 5600 Cox Road, Glen Allen, Virginia, on Tuesday, May 15, 2007 at 9:00 a.m. At the Meeting, you will be asked to elect five directors to serve three-year terms, to act on a proposal to amend the Company’s Articles of Incorporation and to act on a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. You can vote by signing, dating and returning the enclosed proxy card or voting instruction. Also, registered shareholders and participants in plans holding shares of the Company’s Common Stock may vote by telephone or over the Internet. Instructions for using these convenient services are set forth on the proxy card or voting instruction. Beneficial owners of shares held in street name should follow the enclosed instructions for voting their shares. I hope you will be able to attend the Meeting, but even if you cannot, please vote your shares as soon as you can.

Sincerely,

/s/ Theodore L. Chandler, Jr.
Theodore L. Chandler, Jr.
Chairman and Chief Executive Officer

LandAmerica Financial Group, Inc.

5600 Cox Road

Glen Allen, Virginia 23060

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Meeting”) of LandAmerica Financial Group, Inc. (the “Company”) will be held in the Company’s Shared Resources Center, 5600 Cox Road, Glen Allen, Virginia, on Tuesday, May 15, 2007 at 9:00 a.m. Eastern Daylight Time. Shareholders who desire to attend the Meeting should mark the appropriate box on the enclosed proxy. Persons who do not indicate attendance at the Meeting on the proxy will be required to present acceptable proof of stock ownership to attend the Meeting. All shareholders must furnish personal photo identification for admission to the Meeting.

The Meeting will be held for the following purposes:

(1)	To elect five directors to serve three year terms;

(2)	To approve an amendment to the Company’s Articles of Incorporation to modify the Article pertaining to shareholder approval of certain matters;

(3)	To act on a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year; and

(4)	To act upon such other matters as may properly come before the Meeting or any adjournment or postponement of the Meeting.

Only holders of shares of Common Stock of record at the close of business on March 22, 2007 are entitled to notice of and to vote at the Meeting and at any and all adjournments or postponements thereof.

By Order of the Board of Directors,

Michelle H. Gluck
Corporate Secretary

April 10, 2007

ii

PROXY STATEMENT

The LandAmerica Financial Group, Inc. Board of Directors is soliciting proxies for the 2007 annual meeting. You, as a shareholder, may revoke your proxy at any time prior to voting at the meeting by submitting a later dated proxy (including a proxy via the Internet or by telephone) or by giving timely written notice of your revocation to the Secretary of the Company. Proxies properly executed and received by the Secretary prior to the meeting, and not revoked, will be voted in accordance with the terms of the proxies. Registered shareholders and participants in plans holding shares of the Company’s Common Stock are urged to complete, sign and date the enclosed proxy or voting instruction and return it as promptly as possible in the postage-paid envelope enclosed for that purpose. Shareholders and plan participants can also deliver proxies and voting instructions by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate shareholders’ and plan participants’ identities, to allow shareholders and plan participants to give their voting instructions and to confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card or voting instruction. If your shares are held in street name with your bank or broker, please follow the instructions enclosed with this Proxy Statement.

We, the Company, will pay all of the costs associated with this proxy solicitation. Proxies are being solicited by mail and may also be solicited in person or by telephone, telefacsimile or other means of electronic transmission by our directors, officers and employees. We will also reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares of the Company’s Common Stock. We have hired Georgeson Shareholder Communications, Inc. to make additional solicitation of proxies at an anticipated cost to us of approximately $10,500, plus reimbursement of out of pocket expenses.

If you desire to attend the 2007 annual meeting, you should mark the appropriate box on the enclosed proxy. If you do not indicate attendance at the meeting on the proxy, you will be required to present acceptable proof of stock ownership to attend. All shareholders who attend the meeting must furnish personal photo identification for admission.

The 2007 annual meeting will be webcast on May 15, 2007 at 9:00 a.m. Eastern Daylight Time. You can access the webcast through the Company’s website at www.landam.com and you must register for the webcast. An archived copy of the webcast will also be available approximately two hours after the conclusion of the meeting at www.landam.com until June 30, 2007.

We will mail this Proxy Statement to registered holders of the Common Stock of the Company on or about April 10, 2007.

VOTING RIGHTS

We had 17,242,542 shares of Common Stock outstanding as of March 22, 2007, each having one vote. Only holders of the Company’s Common Stock of record at the close of business on March 22, 2007, will be entitled to vote. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and shares held in street name, otherwise known as broker shares, voted as to any matter at the meeting will be included in determining the number of shares present or represented at the meeting. Broker shares that are not voted on any matter at the meeting will not be included in determining the number of shares present or represented at the meeting.

We are not aware of any matters that are to come before the meeting other than those described in this Proxy Statement. However, if other matters do properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxy in accordance with their best judgment.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the 2007 annual meeting, five directors are to be elected for terms of three years. Eight other directors have been elected to terms that end in either 2008 or 2009, as indicated below. The following pages set forth certain information concerning the nominees and the directors whose terms of office will continue after the meeting.

Proxies, unless otherwise specified, will be voted for the election of the nominees listed to serve as directors. The election of each nominee for director requires a plurality of the votes cast in the election of directors. If, at the time of the meeting any nominee should be unavailable to serve as a director, it is intended that votes will be cast, in accordance with the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors, or the Board of Directors may reduce the number of directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Nominees for Election for Terms Expiring in 2010

THEODORE L. CHANDLER, JR., 54, is Chairman and Chief Executive Officer of the Company and Chairman, Chief Executive Officer and President each of Lawyers Title Insurance Corporation (“Lawyers Title”), Commonwealth Land Title Insurance Company (“Commonwealth”) and Transnation Title Insurance Company (“Transnation”) all of which are wholly owned subsidiaries of the Company. He held the position of President and Chief Executive Officer of the Company from January 2005 to December 2005; President and Chief Operating Officer of the Company from January 2004 to December 2004, and Chief Operating Officer from July 2002 through December 2004. Mr. Chandler is a director of Hilb Rogal & Hobbs Company. He is Chairman of the Executive Committee and has been a director since 1991.

CHARLES H. FOSTER, JR., 64, is Chairman Emeritus of the Board of Directors of the Company, a position he has held since January 1, 2007. From January 1, 2005 to December 31, 2006, Mr. Foster served as Chairman of the Board of Directors of the Company. Prior to 2005, Mr. Foster was Chairman and Chief Executive Officer of each of the Company, Lawyers Title, Commonwealth and Transnation, positions he held for more than five years. Mr. Foster is a director of Universal Corporation. He serves on the Finance and Investment Funds Committees and has been a director since 1991.

DIANNE M. NEAL, 47, is Executive Vice President and Chief Financial Officer of Reynolds American Inc., a parent company of four operating companies that manufacture tobacco products in the United States, a position she has held since July 2003. Prior to July 2003, she served as Vice President of Investor Relations of Reynolds American Inc., a position she began in June 1999. Ms. Neal serves on the Audit and Investment Funds Committees and she has been a director since 2006.

ROBERT T. SKUNDA, 60, is President and Chief Executive Officer of the Virginia Biotechnology Research Park, a center for the development of Virginia’s biotechnology and biomedical industries, positions he has held for more than five years. Mr. Skunda is a member of the Audit and Corporate Governance Committees and has been a director since 2001.

MARSHALL B. WISHNACK, 60, retired as Chairman and Chief Executive Officer of Wheat First Union, now Wachovia Securities, the securities brokerage division of Wachovia Corporation, in December 1999. He is a director of S&K Famous Brands, Inc. Mr. Wishnack is Chairman of the Executive Compensation Committee and a member of the Executive and Corporate Governance Committees. He has been a director since 1991.

The Board of Directors recommends that the shareholders vote FOR the nominees set forth above.

Incumbent Directors Whose Terms Expire in 2009

JANET A. ALPERT, 60, retired as Vice-Chairman of the Company and each of Lawyers Title, Commonwealth and Transnation on December 17, 2004. She had held those positions since January 1, 2004. Prior to that date, Ms. Alpert was President of the Company and of each of Lawyers Title, Commonwealth and Transnation, positions she held for more than five years. Ms. Alpert is a member of the Finance and Investment Funds Committees. Ms. Alpert has been a director since 1994.

GALE K. CARUSO, 49, retired as President and Chief Executive Officer of Zurich Kemper Life, a provider of life insurance and annuity products, in October 2003. She served in that position from June 1999 until her retirement. Ms. Caruso is a trustee of the Pacific Select Funds and the Pacific Funds. Ms. Caruso is a member of the Audit, Corporate Governance and Investment Funds Committees. Ms. Caruso has been a director since 2005.

MICHAEL DINKINS, 53, is Executive Vice President and Chief Financial Officer of Hilb, Rogal & Hobbs Company, an insurance brokerage company, a position he has held since October 2005. From June 2004 to September 2005, he was Vice President–Global Control and Reengineering for Guidant Corporation, a designer, manufacturer and developer of medical devices for the treatment of cardiac and vascular disease. From September 2002 to May 2004, he was Vice President and Chief Financial Officer of Worldwide Customer Services Operation for NCR Corporation, a manufacturer and service provider for automated teller and retail point of sale machines. Mr. Dinkins is Chairman of the Finance Committee and a member of the Audit and Executive Committees. He has been a director since 1997.

JOHN P. McCANN, 62, is the Executive Director of New Town Associates, LLC, a developer of real estate mixed use projects, a position he has held since June 2002 and a Principal in McCann Realty Partners, LLC, an owner of apartment buildings, a position he has held since January 2005. Mr. McCann is a director of United Dominion Realty Trust, Inc. He is Chairman of the Investment Funds Committee and a member of the Finance and Executive Committees. Mr. McCann has been a director since 1997.

Incumbent Directors Whose Terms Expire in 2008

ROBERT F. NORFLEET, JR., 67, is a retired Executive Vice President and Senior Credit Officer of Crestar Bank, now SunTrust Bank. Mr. Norfleet is a member of the Audit and Corporate Governance Committees. He has been a director since 1991.

JULIOUS P. SMITH, JR., 64, is Chairman and Chief Executive Officer and a member of the law firm of Williams Mullen, a position he has held for more than five years. Mr. Smith is a director of Hilb Rogal & Hobbs Company. He is a member of the Investment Funds and Finance Committees and has been a director since 2000. Williams Mullen acts as counsel to the Company.

THOMAS G. SNEAD, JR., 53, retired as President of Wellpoint Inc., Southeast Region, a managed care and health insurance company, in January 2006. He served in that position from December 2004 through the date of his retirement. From July 2002 to December 2004, he served as President of Anthem Southeast, a subsidiary of Anthem, Inc. From April 2000 to July 2002, he was Chairman and Chief Executive Officer of Trigon Heathcare, Inc. He is Chairman of the Audit Committee and a member of the Executive Compensation and Executive Committees and has been a director since 2001.

EUGENE P. TRANI, 67, is President of Virginia Commonwealth University, an urban, public research university, a position he has held for more than five years. He is a director of Universal Corporation. Dr. Trani serves as Lead Director and is Chairman of the Corporate Governance Committee and a member of the Executive Compensation and Executive Committees. He has been a director since 1993.

PROPOSAL TWO – PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF

INCORPORATION, AS AMENDED, TO REVISE THE ARTICLE

PERTAINING TO SHAREHOLDER APPROVAL

The Board of Directors recommends approval of an amendment to the Company’s Articles of Incorporation, as amended, to revise the Article pertaining to shareholder approval.

Background

Article Eighth of the Company’s Articles of Incorporation currently states that, except as provided elsewhere in the Company’s Articles, any amendment to the Articles, any merger or share exchange to which the Company is a party or sale, lease, or exchange of all or substantially all of the Company’s assets and property other than in the usual and regular course of business, and reclassification of securities or recapitalization of the Company must be approved by the affirmative vote of a majority of the shares outstanding and entitled to vote at a shareholders’ meeting.

The Amendment

The proposed amendment will add a proviso to Article Eighth eliminating the requirement of a shareholder vote in those circumstances where the Virginia Stock Corporation Act otherwise permits the Board of Directors to take action without a shareholder vote. The amendment will therefore allow the Company’s Board of Directors to engage in transactions that Virginia law generally permits without requiring shareholder approval.

If the Articles are amended as proposed, shareholder approval would not be required for the Company to enter into certain merger transactions—in particular, mergers with subsidiaries under Virginia Code Section 13.1-719 where the Company owns at least 90% of the voting power of the subsidiary and holding company mergers under Virginia Code Section 13.1-719.1.

The exact terms of the amendment described in this Proposal are set forth in Appendix A to this Proxy Statement, with additions indicated by underlining. The amendment does not contain any deletions.

Reasons for the Amendment

The proposed amendment increases the flexibility of the Company to make changes to its internal structure without the cost and expense of a shareholder vote. The Company is currently considering a holding company merger transaction in accordance with Virginia Code Section 13.1-719.1. This statute allows a corporation to merge with an indirect wholly-owned subsidiary and, as a result, cause a direct wholly-owned subsidiary of the Company to become the holding company of the Company. Holding company mergers are permitted without shareholder approval because of legal requirements that protect shareholder rights, including the following requirements:

•	that the outstanding shares of the Company be converted into equivalent shares of the new holding company;

•	that the articles and by-laws of the new holding company and the Company be substantively identical; and

•	that the directors of the Company become the directors of the new holding company.

The purpose of such a transaction in the Company’s case would be to create an intermediate operating company between the publicly traded parent company and the Company’s operating subsidiaries. This intermediate holding company would facilitate the provision of common administrative services to the Company’s operating subsidiaries and would not affect the day to day operations of the Company. If the proposed amendment is approved, the Company expects to complete the holding company merger transaction in the second half of 2007, after completing all desired due diligence and obtaining any appropriate consents. Accordingly, the Board of Directors, upon recommendation of the Corporate Governance Committee, has determined that it is appropriate to propose this amendment to the shareholders.

Vote Required

To become effective, the amendment described in this Proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting.

Procedure for Effecting Amendment

If the amendment described in this Proposal is approved by the shareholders, then immediately following such approval, the officers of the Company will be directed to file the amendment with the Virginia State Corporation Commission. The proposed amendment will become effective at the time of the filing with the Virginia State Corporation Commission.

The Board of Directors recommends that the shareholders vote FOR Proposal Two.

PROPOSAL THREE — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ernst & Young LLP (“Ernst & Young”), independent registered public accountants, served as the Company’s independent auditors during the fiscal year ended December 31, 2006, and the Audit Committee has selected them to serve as the Company’s independent auditors for the current fiscal year. Services provided to the Company by Ernst & Young for the 2006 fiscal year are described in “Audit Information-Fees of Independent Registered Public Accountants” on page 58 of this Proxy Statement. Representatives of Ernst & Young will be present at the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although shareholder ratification is not required by the Company’s Bylaws or otherwise, the Board of Directors is requesting that shareholders ratify the selection of Ernst & Young as the Company’s independent registered public accountants to make an examination of the financial statements of the Company for the 2007 fiscal year. If shareholders do not ratify the selection of Ernst & Young at the meeting, the Audit Committee will consider the vote in making its selection of the Company’s independent auditors for the 2008 fiscal year. However, because of the expense and difficultly in changing independent auditors after the beginning of a year, the Audit Committee does not expect to make a change in the appointment of auditors for the 2007 fiscal year unless the Audit Committee finds other reasons for making a change.

A majority of the votes cast by holders of Common Stock is required for the ratification of the appointment of Ernst & Young as the Company’s independent registered public accountants for the 2007 fiscal year.

The Board of Directors recommends that the shareholders vote FOR Proposal Three.

STOCK OWNERSHIP

Principal Shareholders

The following table sets forth certain information with respect to the beneficial ownership of shares of the Company’s Common Stock by each person or group, according to the most recent Schedule 13G filed with the Securities and Exchange Commission or otherwise known to us, to beneficially own more than 5% of the outstanding shares of such stock.

Name and Address of Beneficial Owner	Number of Shares[1]		Percent of Class [2]
Advisory Research, Inc. [3] 180 North Stetson Street, Suite 5500 Chicago, Illinois 60601	1,684,491	1a	9.8%
Dimensional Fund Advisors LP4 1299 Ocean Avenue Santa Monica, California 90401	1,433,305	1a	8.3%
AQR Capital Management, LLC[5] Two Greenwich Plaza, 3rd Floor Greenwich, Connecticut 06830	1,240,474	1a	7.2%
Steven A. Cohen S.A.C. Capital Advisors, LLC CR Intrinsic Investors, LLC 72 Cummings Point Road Stamford, Connecticut 06902 S.A.C. Capital Management, LLC[6] 540 Madison Avenue New York, New York 10022	997,100	1b	5.8%
John T. Lykouretzos Hoplite Capital Management, LLC[7] 810 Seventh Avenue, 39th Floor New York, New York 10022	976,400	1c	5.7%
LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan[8] 5600 Cox Road Glen Allen, Virginia 23060	965,400	1a	5.6%
O. Andreas Halvorsen David C. Ott Viking Global Performance LLC Viking Global Investors Viking Global Equities LP9 55 Railroad Avenue Greenwich, Connecticut 06830	959,200	1d	5.6%
Daniel S. Och OZ Management, L.L.C. [10] 9 West 57th Street, 39th Floor New York, New York 10019	894,294	1a	5.2%

[1]	The numbers of shares of Common Stock of the Company are as shown in the filed Schedule 13G reviewed by the Company or as of the latest practicable date.

1a	The numbers of shares of Common Stock of the Company are as of December 31, 2006.

1b	The number of shares of Common Stock of the Company is as of February 28, 2007.

1c	The number of shares of Common Stock of the Company is as of March 15, 2007.

1d	The number of shares of Common Stock of the Company is as of March 1, 2007.

[2]	The percentages shown in the table are based on 17,242,542 which was the number of shares of Common Stock outstanding on March 22, 2007.

[3]

In a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007, Advisory Research, Inc. reported that, in its role as investment adviser, it has sole power to vote and dispose of 1,684,491 shares of the Company’s Common Stock.

[4]

In a Schedule 13G filed with the Securities and Exchange Commission on February 1, 2007, Dimensional Fund Advisors Inc. (“Dimensional”) reported that, in its role as investment adviser to four investment companies registered under the Investment Company Act of 1940 and as investment manager to certain commingled group trusts and separate accounts (collectively, the “Funds”), it has sole power to vote and dispose of 1,433,305 shares of the Company’s Common Stock. The Schedule 13G states that all of such shares are owned by the Funds, no one of which, to the knowledge of Dimensional, owns more than 5% of the shares of Common Stock outstanding. Dimensional further notes that the Schedule 13G should not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by its Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act. Dimensional further disclaims beneficial ownership of such securities.

[5]

In a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2007, AQR Capital Management, LLC reported that, in its role as investment adviser, it has sole power to vote and dispose of 1,240,474 shares of the Company’s Common Stock.

[6]

In a Schedule 13G filed with the Securities and Exchange Commission on March 6, 2007, S.A.C. Capital Advisors, LLC (“SAC Capital Advisors”) and S.A.C. Capital Management, LLC (“SAC Capital Management”) reported that they have shared power to vote and dispose of 597,000 shares of the Company’s Common Stock; CR Intrinsic Investors, LLC reported that it has shared power to vote and dispose of 400,000 shares of the Company’s Common Stock and Steven A. Cohen reported that he has shared power to vote and dispose of 997,100 shares of the Company’s Common Stock. Pursuant to investment management agreements, each of SAC Capital Advisors and SAC Capital Management share all investment and voting power with respect to the securities held by SAC Capital Associates, SAC Meridian and SAC Select. Pursuant to an investment management agreement, CR Intrinsic Investors maintains investment and voting power with respect to the securities held by CR Intrinsic Investments. Mr. Cohen controls each of SAC Capital Advisors, SAC Capital Management and CR Intrinsic Investors. CR Intrinsic Investments is a wholly owned subsidiary of SAC Capital Associates. By reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), each of (i) SAC Capital Advisors, SAC Capital Management and Mr. Cohen may be deemed to own beneficially 597,100 Shares (representing approximately 3.4% of the Shares outstanding) and (ii) CR Intrinsic Investors and Mr. Cohen may be deemed to own beneficially 400,000 Shares (constituting approximately 2.3% Shares outstanding) Each of SAC Capital Advisors, SAC Capital Management, CR Intrinsic Investors and Mr. Cohen disclaim beneficial ownership of any of the securities covered by their statement, and SAC Capital Associates disclaims beneficial ownership of any securities held by CR Intrinsic Investments.

[7]

In a Schedule 13G filed with the Securities and Exchange Commission on March 23, 2007, Hoplite Capital Management, LLC (“Hoplite”) and John T. Lykouretzos, who is a principal of Hoplite, reported that, they have shared power to vote and dispose of 976,400 shares of the Company’s Common Stock. Hoplite serves as investment manager to the entity in whose account the reported securities are held. Mr. Lykouretzos and Hoplite further disclaim beneficial ownership of the securities covered by their statement.

[8]

Each participant in the LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan (the “401(k) Plan”) has the right to instruct Merrill Lynch Trust Company, trustee for the 401(k) Plan, with respect to the voting of shares allocated to his or her account. The trustee, however, will vote any shares for which it receives no instructions in the same proportion as those shares for which it has received instructions.

[9]

In a Schedule 13G filed with the Securities and Exchange Commission on March 9, 2007, Viking Global Performance, LLC (“VGP”) and Viking Global Investors LP (“VGI”) reported that they have shared power to vote and dispose of 959,200 shares of the Company’s Common Stock; Viking Global Equities LP (“VGE”) reported that it has shared power to vote and dispose of 386,600 shares of the Company’s Common Stock and O. Andreas Halvorsen and David C. Ott reported that they have shared power to vote and dispose of 959,200 shares of the Company’s Common Stock. VGP, as the general partner of VGE and VGI, an affiliate of VGP, that provides managerial services to VGE, each have the power to dispose of and vote the shares of Common Stock directly owned by VGE. VGP and VGI are parties to an investment management agreement with VGE III Portfolio Ltd., which is a company organized under the laws of the Cayman Islands, pursuant to which VGP has investment authority with respect to securities held in such accounts and VGI performs managerial services in connection with such accounts. VGP and VGI have authority to dispose of and vote securities held in such accounts. Neither VGP nor VGI owns directly any shares of Common Stock. VGE has the power to dispose of and the power to vote the shares of Common Stock of the Company directly owned by it, which power may be exercised by its general partner, VGP and by VGI, an affiliate of VGP, which provides managerial services to VGE. Messrs. Halvorsen and Ott, as Managing Directors of VGI and Members of VGP, have shared power to dispose of and shared power to vote the Common Stock beneficially owned by VGI and VGP. Neither Messrs. Halvorsen nor Ott directly own any shares of Common Stock. By reason of the provisions of Rule 13d-3 of the Securities Exchange Act, each may be deemed to beneficially own the shares directly owned by VGE and VGE III Portfolio Ltd.

[10]

In a Schedule 13G filed with the Securities and Exchange Commission on December 18, 2006, OZ Management, L.L.C. (“OZ”) and Daniel S. Och, who is Senior Managing Member of OZ, reported that, they have sole power to vote and dispose of 894,294 shares of the Company’s Common Stock. OZ serves as principal investment manager to a number of investment funds and discretionary accounts with respect to which it has voting and dispositive authority over the shares reported in its Schedule 13G. As Senior Managing member of OZ, Mr. Och may be deemed to control OZ and therefore may be deemed to be the beneficial owner of the shares reported in their Schedule 13G. Mr. Och and OZ further disclaim beneficial ownership of such securities.

Directors and Executive Officers

The following table sets forth certain information with respect to:

•	the beneficial ownership of shares of the Company’s Common Stock by

•	each director and nominee,

•	each executive officer listed in the Summary Compensation Table set forth on page 34 of this Proxy Statement, and

•	all directors and executive officers as a group, and

•	the amount of deferred stock units held by each such person and group.

Name of Beneficial Owner	Number of Shares [1,2]	Percent of Class	Deferred Stock Units [3]
Janet A. Alpert	50,731	*	0
Kenneth Astheimer	19,393	*	0
Gale K. Caruso	1,580	*	0
Theodore L. Chandler, Jr.	175,865	1%	11,186	3a
Michael Dinkins	9,780	*	7,193
G. William Evans	78,823	*	6,326
Charles H. Foster, Jr.	139,162	*	0
Melissa A. Hill	7,653	*	1,999
John P. McCann	20,153	*	10,812
Dianne M. Neal	0		0
Robert F. Norfleet, Jr.	12,403	*	4,035
Jeffrey C. Selby	13,735	*	2,733
Robert T. Skunda	5,680	*	5,087
Julious P. Smith, Jr.	10,780	*	7,660
Thomas G. Snead, Jr.	8,086	*	6,978
Eugene P. Trani	10,699	*	7,063
Marshall B. Wishnack	19,153	*	5,136
All directors and executive officers as a group (22 persons, including those named above)	609,329	3.5%	76,210

*	Percentage of ownership is less than 1% of the outstanding shares of Common Stock of the Company.

[1]

The numbers of shares of Common Stock of the Company shown in the table are as of December 31, 2006, and the percentages shown in the table are based on the number of shares of Common Stock outstanding on March 22, 2007, which was 17,242,542.

[2]

The total number of shares of Common Stock shown in the table includes 17,400 shares held for certain directors and executive officers in the 401(k) Plan as of December 31, 2006, 1,835 shares held for certain directors and executive officers in the Employee Stock Purchase Plan and 206,500 shares that directors and executive officers have the right to acquire through the exercise of stock options within 60 days following December 31, 2006. The number of shares also includes 57,884 shares of the Company’s Common Stock held in fiduciary capacities. Such shares held in fiduciary capacities may be deemed to be beneficially owned by the rules of the Securities and Exchange Commission, but inclusion of the shares in the table does not constitute admission of beneficial ownership.

[3]

The amounts reported in this column are deferred stock units held as of December 31, 2006 by (i) non-employee directors under the Company’s Outside Directors Deferral Plan, also referred to as the ODDP and (ii) executive officers under the Company’s Executive Voluntary Deferral Plan, also referred to as the EVDP. Each deferred stock unit represents a hypothetical share of the Company’s Common Stock, fluctuates in value with the market price of such stock and is payable only in shares of the Company’s Common Stock.

3a

The amount reported reflects 8,500 deferred stock units in the EVDP and 2,686 deferred stock units in the ODDP, which were acquired by Mr. Chandler as a non-employee director prior to his commencement of employment with the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that we disclose late filings of reports of stock ownership by LandAmerica Financial Group directors, executive officers and persons who own more than 10% of the Company’s Common Stock. Because of the complexity of the reporting rules, the Company has assumed certain responsibilities for filing compliance and has instituted procedures to assist officers and directors with these obligations.

Charles H. Foster, Jr. inadvertently did not report the vesting of cash units in connection with his retirement occurring on December 22, 2006 until January 31, 2007. Other than this late filing, to our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that the other applicable Section 16(a) filing requirements were satisfied for transactions that occurred in 2006.

GOVERNANCE OF THE COMPANY

The Board of Directors directs the management of the business and affairs of the Company in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chairman and the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. Our corporate governance practices are summarized below.

Where to Find Corporate Governance Information

The Board of Directors has adopted Corporate Governance Guidelines, Board Committee charters, a Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers. All of these documents are available on our web page: www.landam.com/Corporate Governance. Copies of these documents are also available in print form to any shareholder at no charge by sending a written request to the Secretary of the Company, 5600 Cox Road, Glen Allen, Virginia 23060.

Corporate Governance Guidelines

The Corporate Governance Guidelines set forth the practices of the Board of Directors with respect to director qualifications, director responsibilities, the lead director, director access to management and independent advisors, director compensation, director orientation and continuing education, management evaluation and succession, and evaluation of the performance of the Board of Directors.

Independence

The Board of Directors in its business judgment has determined that the following 10 of its 13 members are independent in compliance with the New York Stock Exchange listing standards: Gale K. Caruso, Michael Dinkins, John P. McCann, Dianne M. Neal, Robert F. Norfleet, Jr., Robert T. Skunda, Julious P. Smith, Jr., Thomas G. Snead, Jr., Eugene P. Trani and Marshall B. Wishnack. In reaching this conclusion, the Board of Directors considered that the Company and its subsidiaries conduct business and have other relationships with organizations of which certain members of the Board of Directors or members of their immediate families are or were directors or officers. Consistent with the New York Stock Exchange listing standards, our Corporate Governance Guidelines establish categorical standards under which a director will not be considered to have a material relationship with us if:

•

during each of the current fiscal year and three most recent fiscal years, neither the director nor any immediate family member of the director received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent on continued service);

•

during each of the current fiscal year and three most recent fiscal years, the director is not, and was not an executive officer or an employee, or whose immediate family member is not, or was not, an executive officer of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; or

•

the director serves as an executive officer of a charitable organization to which during each of the three preceding fiscal years the Company made charitable contributions that did not exceed the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues.

None of our non-management directors, their immediate family members, or organizations in which they are a partner, shareholder or officer, are engaged in relationships with us not meeting the categorical standards set forth above. The Corporate Governance Committee also considered all relevant facts and circumstances in making an independence determination, and, in the course of its determination regarding independence, it considered the following transactions, relationships and arrangements:

•	the fact that Julious P. Smith, Jr. is a principal in the Williams Mullen law firm, which acts as our primary outside counsel;

•

the fact that Michael Dinkins is Executive Vice President and Chief Financial Officer of Hilb, Rogal and Hobbs Company, a company which acts as our primary insurance broker and on whose Board of Directors our Chairman and Chief Executive Officer sits;

•

the fact that Eugene P. Trani is the President of Virginia Commonwealth University (VCU) and other directors serve in various capacities on Boards within VCU and we made an immaterial contribution to VCU’s Business School.

The Corporate Governance Committee concluded that such relationships did not affect such directors’ independence and were not required to be disclosed under Item 404(a) of Regulation S-K.

Codes of Ethics

The Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and employees of the Company and each of its subsidiaries and controlled affiliates and a Code of Ethics for Senior Financial Officers for the Chairman and Chief Executive Officer and principal financial officers. The Codes address such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading.

Board and Committee Meeting Attendance

In 2006, there were eleven meetings of the Board of Directors. No directors attended fewer than 75% of the total aggregate number of meetings of the Board of Directors and of the committees on which he or she served.

Lead Director and Executive Sessions

In 2006, the Board of Directors determined to appoint a Lead Director to be responsible for ensuring that the Board of Directors operates independently of management and to provide directors with a leadership contact independent from the Chairman and Chief Executive Officer. The Corporate Governance Guidelines provide that the Lead Director shall be appointed annually from among the independent directors. The initial lead director is Eugene P. Trani, who is Chairman of the Corporate Governance Committee.

The Lead Director serves as chairman for executive sessions where non-management directors meet on an informal basis. These executive sessions are scheduled either before or after each regularly scheduled Board of Directors meeting. At least once a year the Board of Directors schedules an executive session including only independent directors.

The Lead Director is also responsible for chairing meetings when the Chairman and Chief Executive Officer is absent or when it is deemed inappropriate for the Chairman and Chief Executive Officer to preside over the meeting. The Lead Director also acts as a liaison between the Board of Directors and the Chairman and Chief Executive Officer and among Committee chairs and senior management. The Lead Director also participates in setting the agendas for meetings of the Board of Directors and ensures that directors receive on a timely basis the reports, background materials and other resources necessary to enable them to carry out their responsibilities. The Lead Director also may make recommendations regarding consultants for the Board of Directors and perform other duties as requested by the Board of Directors or any of its Committees.

Communications with Directors

Any director may be contacted by writing to him or her c/o the Secretary of the Company at the address set forth above. Communications to the non-management directors as a group may be sent to the Lead Director c/o the Secretary of the Company at the same address. We promptly forward, without screening other than normal security procedures for all our mail, all correspondence to the indicated director or directors.

Committees of the Board

The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Executive Compensation Committee, the Corporate Governance Committee, the Investment Funds Committee and the Finance Committee.

Executive Committee

The Executive Committee has the authority to act for the Board of Directors on most matters during the intervals between Board of Directors meetings. The members of the Executive Committee are Messrs. Chandler (Chairman), Dinkins, McCann, Snead, Wishnack and Trani. The Committee did not meet in 2006.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the oversight responsibility of the Board of Directors to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the internal audit function. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Committee operates under a written charter last amended by the Board of Directors in October 2006.

The members of the Audit Committee are Messrs. Snead (Chairman), Dinkins, Norfleet and Skunda and Mmes. Caruso and Neal, all of whom the Board of Directors in its business judgment has determined are independent as defined by regulations of the Securities and Exchange Commission and the New York Stock Exchange listing standards. The Board of Directors also has determined that all of the Committee members are financially literate as defined by the New York Stock Exchange listing standards and that Mr. Dinkins qualifies as an audit committee financial expert as defined by regulations of the Securities and Exchange Commission.

The Audit Committee met eight times in 2006. For additional information regarding the Committee, see “Audit Information – Report of Audit Committee” on page 59 of this Proxy Statement.

Executive Compensation Committee

The Executive Compensation Committee performs the responsibilities of the Board of Directors relating to compensation of the Company’s executives. The Committee’s responsibilities include

•	reviewing and approving corporate goals and objectives relevant to compensation of the Company’s Named Executive Officers (“NEOs”);

•

evaluating and determining compensation for the Chairman and Chief Executive Officer (“CEO”), reviewing and approving the compensation of the other NEOs and reviewing compensation paid to the Company’s members of senior management, other than the NEOs;

•	reviewing and discussing with senior management the Company’s Compensation Discussion and Analysis and providing the Compensation Committee Report;

•

making recommendations to the Board of Directors with respect to annual and long-term incentive compensation plans and equity-based plans and administering the Company’s equity-based, deferral and other compensation plans, including review of significant changes in the Company’s other benefit plans;

•	reviewing and approving the terms of employment, termination, severance and change of control agreements or any other compensation arrangements with the Company’s executive officers;

•

reviewing with the assistance of corporate personnel or independent consultants, the impact of tax, accounting and regulatory requirements on executive compensation, reviewing on a periodic basis significant trends, developments and alternatives in executive compensation and evaluating competitive market analyses of the Company’s overall executive compensation program and its components; and

•	monitoring compliance with the Company’s target stock ownership program for executives.

The processes and procedures for the consideration and determination of executive compensation, the extent to which the Executive Compensation Committee delegates its authority and the role of executive officers in the compensation process are set forth in detail in the Company’s Compensation Discussion and Analysis on Page 20 of this Proxy Statement. The Committee operates under a written charter last amended by the Board of Directors in December 2006.

The Executive Compensation Committee retains the services of a consulting firm, Mercer Human Resource Consulting (“Mercer”), to advise the Executive Compensation Committee on the Company’s executive compensation program. During 2006, Mercer furnished the Executive Compensation Committee with calculations pertaining to the Company’s issuance of equity to its executive officers, compensation competitiveness data and trend information, executive compensation assessment information for each of the NEOs and related advisory services.

The members of the Executive Compensation Committee are Messrs. Wishnack (Chairman), Snead and Trani, all of whom the Board of Directors in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Committee met five times in 2006. For additional information regarding the Committee, see “Compensation Discussion and Analysis” on page 20 of this Proxy Statement.

Corporate Governance Committee

The Corporate Governance Committee makes recommendations to the Board of Directors concerning corporate governance practices, persons qualified to become members of the Board of Directors and the form and amount of compensation to be paid to directors. The Committee acts as the Company’s nominating committee. The Committee operates under a written charter last amended by the Board of Directors in October 2006.

The members of the Corporate Governance Committee are Messrs. Trani (Chairman), Norfleet, Skunda and Wishnack and Ms. Caruso, all of whom the Board of Directors in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Committee met four times in 2006.

Shareholders entitled to vote for the election of directors may submit candidates for consideration by the Corporate Governance Committee if we, the Company, receive timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Committee. To be timely for the 2008 annual meeting, the notice must be received within the time frame set forth in “Proposals for 2008 Annual Meeting” on page 60 of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Section 3.4 of the Company’s Bylaws, a printed copy of which is available to any shareholder at no cost upon written request to the Secretary of the Company at the address set forth above under “Where to Find Corporate Governance Information” on page 14 of this Proxy Statement.

The Corporate Governance Committee considers, at a minimum, the following factors in recommending to the Board of Directors potential new directors, or the continued service of existing directors:

•

The characteristics described in the Corporate Governance Guidelines (i.e., knowledge of business and financial affairs, an understanding of the Company’s business and the complexities of a large publicly-traded company in today’s business environment, personal qualities of integrity and judgment, educational background and business or professional experience);

•	Whether the member/potential member assists in achieving a mix of Board of Directors members that represent a diversity of background and experience;

•

Whether the member/potential member is subject to a disqualifying factor as described in the Corporate Governance Guidelines (e.g., relationships with competitors or recent previous employment with the Company);

•	Whether an existing member has reached retirement age;

•	The member’s/potential member’s independence;

•

Whether the member/potential member would be considered an “audit committee financial expert” or “financially literate” under Securities and Exchange Commission regulations and New York Stock Exchange listing standards;

•	The extent of the member’s/potential member’s business experience, technical expertise, or specialized skills or experience; and

•	Any factors related to the ability and willingness of a new member to serve, or an existing member to continue his or her service.

Under our process for selecting new candidates for the Board of Directors, the Chairman and Chief Executive Officer, the Corporate Governance Committee or other members of the Board of Directors identify the need to add a new member with specific qualifications or to fill a vacancy on the Board of Directors. The Chairman of the Corporate Governance Committee initiates a search, working with staff support and seeking input from members of the Board of Directors and senior management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders. An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the Board of Directors is presented to the Corporate Governance Committee. A determination is made as to whether Corporate Governance Committee members or other members of the Board of Directors have relationships with preferred candidates and can initiate contacts. The Chairman and Chief Executive Officer and at least one member of the Corporate Governance Committee interview prospective candidate or candidates. The Corporate Governance Committee meets to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval by the full Board of Directors. Ms. Neal is the only nominee for director who is not an executive officer or director standing for re-election. Ms. Neal is recommended as a nominee by the Board of Directors, including the non-management directors and the Chairman and Chief Executive Officer. During fiscal year 2006, in connection with the election of a new director to the Board of Directors, we engaged a third party search firm to identify, evaluate, interview and introduce potential candidates to the Corporate Governance Committee.

Investment Funds Committee

The Investment Funds Committee establishes the investment policy and monitors the performance of pension and portfolio investments of the Company and its subsidiaries. The members of the Investment Funds Committee are Messrs. McCann (Chairman), Foster and Smith and Mmes. Alpert, Caruso and Neal. The Committee met four times in 2006.

Finance Committee

The Finance Committee advises the Board of Directors with respect to financing needs, capital structure, significant mergers and acquisitions and other financial matters. The members of the Finance Committee are Messrs. Dinkins (Chairman), Foster, McCann and Smith and Ms. Alpert. The Committee met six times in 2006.

Annual Meeting Attendance

We encourage members of the Board of Directors to attend the annual meeting of shareholders. All of the directors attended the 2006 annual meeting of shareholders, except for Mr. Wishnack.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Company provides products and services used to facilitate the purchase, sale, transfer, and financing of residential and commercial real estate. The Company provides these products and services to a broad-based customer group including lenders, developers, real estate agents, attorneys, and property buyers and sellers through more than 1,000 company offices and a network of 10,000 independent agents. The Company is one of the largest title insurance underwriters in the United States based on title premium revenue. The Company also conducts business in Mexico, Canada, the Caribbean, Latin America, Europe and Asia. The Company provides a range of other products and services for residential and commercial real estate transactions, including title search, examination, escrow and closing as well as home inspections and warranties, property appraisal and valuations, commercial building and site assessments and other due diligence services, construction disbursement, coordination of national multi-state transactions, tax-deferred real property exchanges under Section 1031 of the Internal Revenue Code, industrial banking services, Uniform Commercial Code products insuring personal property, real estate tax processing, flood zone certifications, consumer mortgage credit reporting, default management services and mortgage loan subservicing.

The Company’s financial results from its business operations depend heavily on the economic cycles that the entire real estate industry regularly experiences. External factors, particularly changes in interest rates, have the potential to impact the financial results of the Company significantly. The Company structures its executive compensation programs to account for this cyclicality: it limits fixed costs, it structures incentive programs so that awards reflect the Company’s ability to afford them, and it considers the relative performance of the Company compared to its peers.

Oversight and Operation of the Executive Compensation Program

The Executive Compensation Committee of the Board of Directors (the “Committee”) oversees the Company’s compensation program for the Company’s NEOs. The members of the Committee are: Marshall B. Wishnack (Chairman), Thomas G. Snead, Jr., and Eugene P. Trani. Consistent with the listing requirements of the New York Stock Exchange, the Committee is composed entirely of independent, non-employee members of the Board of Directors. For details on the Committee’s oversight of the executive compensation program, see “Executive Compensation Committee” on page 17 of this Proxy Statement. The Committee retains the services of a consulting firm, Mercer Human Resource Consulting (Mercer), to advise the Committee on the Company’s executive compensation program.

The CEO1 of the Company worked with the other NEOs to develop their individual goals for the 2006 fiscal year in support of the Company’s operating plan. After evaluating the performance of those individuals against their individual goals, the CEO made recommendations to the Committee as to their base salary, cash incentives and equity incentives. The Committee considered such recommendations in the context of its overall compensation decision making and has retained ultimate responsibility over compensation for NEOs including the CEO.

[1]

Theodore L. Chandler, Jr. currently holds the position of Chairman and Chief Executive Officer of the Company, and during fiscal year 2006, he held the position of President and Chief Executive Officer. Throughout the Compensation Discussion and Analysis, Mr. Chandler is referred to as the CEO, regardless of when the action described occurred.

The Company does not have a policy on adjusting or recovering awards or payments if the relevant performance measures upon which they are based are restated or adjusted, except as may be legally required. If such a situation were to arise, the Committee would consider whether to adjust or recover the award on a case-by-case basis.

Objectives of the Compensation Program

The Company has designed its executive compensation program based on the following objectives.

Total executive compensation and benefits should be competitive.

The Company’s compensation and benefits programs must provide for flexibility in attracting, retaining and motivating talent to drive successfully performance. The Company competes in a competitive labor market for executives and must be able to offer competitive opportunities for total compensation and benefits. To determine the “competitive market” rates of pay, the Committee regularly reviews competitive compensation data from two peer groups and a broader industry survey, to ensure that total pay levels, pay mix, and pay design are competitive.

The Company uses as its primary reference a group of the Company’s competitors referred to as the “Title Insurers Peer Group” consisting of the following four companies: Fidelity National Financial, First American Corporation, Old Republic International Corporation, and Stewart Information Services Corp. The Company selected these companies as peers because they directly compete with the Company within the title insurance business. The Company uses as its secondary reference, a group of financial services and insurance industry companies collectively referred to as the “Full Financial Services Peer Group,” which includes all of the companies in the Title Insurers Peer Group as well as the following other financial services/insurance companies: Ambac Financial Group, Inc., Commerce Group, Inc., MDC Holdings, Inc., Technical Olympic USA, Inc., and White Mountains Insurance Group, Ltd. This secondary peer group tends to be impacted by interest rates, have share returns that positively correlate to the Company’s stock price movement and generate similar amounts of revenue to the Company against which the Committee can compare the Company’s performance and pay levels in making compensation decisions. As a third, broader industry reference, the Committee reviews published compensation survey data compiled by Mercer referred to as the “Survey Data,” which reflects pay for positions that are functionally comparable to the NEOs at insurance and services industry companies. This Survey Data provides competitive labor market information for senior executives and reflects the need to consider NEO and other top management candidates in a talent pool that extends beyond the Company’s traditional competitors.

Structure of compensation should reflect cyclicality of the industry.

Changes in interest rates result in cyclicality of the Company’s revenue and necessitate that the Company manage expenses prudently so that the expenses align with the Company’s revenue base. To that end, the Company fixes base salary and benefits at competitive levels and adjusts incentive and equity payouts to NEOs to reflect the Company’s level of profitability and other performance measures from year to year. Specifically, by benchmarking salary levels to be competitive with the Company’s chosen peers, specifically the Title Insurers Peer Group for the CEO and CFO and the Survey Data for the other NEOs, the Company structures its fixed compensation to account for the market cyclicality that also affects the Company’s peers. The variable annual and long-term incentives provide for more substantial payouts when the Company has strong absolute and relative performance; conversely, the Company pays lower awards when the Company’s absolute performance and performance relative to its peers is weak. Thus, the costs of the compensation and benefits programs have a direct relationship with Company profitability, which varies with the business cycles of the real estate industry.

Compensation should reflect performance.

The Company believes that a significant portion of an executive’s total compensation should reflect performance in three areas: absolute Company performance, relative Company performance and individual performance. The Committee considers performance in these three areas without attributing any particular percentage of compensation to each area of performance. The Company’s discussion below on “Elements of the Compensation Program” addresses how each element of compensation reflects performance.

Executives should have a meaningful equity stake in the enterprise.

The Committee believes that the long term success of the Company depends upon aligning executives’ and shareholders’ interests. To support this objective, the Company provides its executives with equity accumulation opportunities. The restricted stock program is the primary vehicle. Other opportunities include the Executive Voluntary Deferral Plan (EVDP), which provides executives an opportunity to defer compensation into Company stock (with a 20% company stock premium, offered when the deferral election is in company stock), and an Employee Stock Purchase Program, which permits all employees to purchase Company common stock at a discount. Restricted stock grants vest over four years and the EVDP premium for deferrals in Company stock vests over three years to support long-term retention of executives and reinforce longer-term considerations because executives cannot sell the shares until they have vested. The Company has also adopted equity ownership guidelines to reinforce the need to accumulate and hold a significant equity stake in the company. Each of these programs, including the equity ownership guidelines, is described below in “Elements of the Compensation Program.”

What the Compensation Program is Designed to Reward

The Company’s compensation program is designed to reward individual performance as well as absolute and relative Company performance. With respect to individual performance, the Company believes that the compensation program should reflect variation in individual contributions. With respect to compensation for the CEO, the Committee specifically considers his goals for the fiscal year, which were as follows in 2006:

•	Financial and operating results

•	Return on equity and total shareholder return

•	CEO transition

•	Leadership and vision

•	Executive talent development and management

•	Sales leadership and organic growth

•	Management of regulatory issues

•	External corporate relations

Although the Committee does not weight these factors, financial and operating results constitute important measures of the CEO’s individual performance. For fiscal year 2007, the Committee will consider the following:

•	Financial and operating results including total revenue, title market share, pre-tax income, title profit share, return on equity, total shareholder return and stock price performance

•	Leadership and vision

•	Executive talent development and management

•	Sales leadership and organic growth

•	Management of regulatory issues

With respect to the Chief Financial Officer and other NEOs, the Committee considers performance against goals for the fiscal year that include financial and operating results, other qualitative measures such as integrity, leadership, individual duties and responsibilities and relative importance to the overall success of the Company’s short term and long term goals. The Committee does not weight these factors, but financial and operating results constitute important measures of the NEO’s individual performance.

The impact of absolute and relative Company performance on each element of compensation is discussed in further detail below under “Elements of the Compensation Program.”

Elements of the Compensation Program

The Company’s compensation for its NEOs consists of three main elements: base salary, annual cash incentives and annual equity incentives. The Company’s NEOs also participate in a number of other benefit programs including the EVDP, frozen retirement plans and other plans generally available to LandAmerica employees. The NEOs also receive certain perquisites comprising a minimal portion of their total compensation. Each element of the Company’s compensation program is discussed in detail below, and the discussion explains why the Company pays each element, how the amount of each element is determined and how each element relates to the Company’s overall compensation objectives and affects decisions regarding other elements.

Interrelationship of Elements within the Compensation Program

The Committee annually reviews base salary and annual and long-term incentives, and periodically reviews the benefit programs provided to each NEO. In 2006, the Company provided tally sheets for the NEOs to the Committee so that the Committee could review the value and relative worth of all elements of the compensation and benefits programs.

The Committee recognizes the importance of reviewing the Company’s performance relative to the peer companies as a consideration in setting compensation levels. As part of the Committee’s 2006 and ongoing regular review of executive compensation, it analyzes the relationship between the Company’s compensation and performance levels versus peers in the Title Insurers Peer Group and Full Financial Services Peer Group. The Company seeks to align relative pay positioning and relative performance positioning.

In 2006, the Committee reviewed indicators of Company performance compared to both peer groups over the 2005 fiscal year and the three-year period from 2003 to 2005, to provide perspective on relative short-term and long-term performance results. The financial performance indicators reviewed included total shareholder return, return on equity, earnings growth, pre-tax margin, and revenue growth over the period. Total shareholder return is defined as stock price appreciation plus reinvested dividends. To calculate the Company’s return on equity for a given period, the Company divides (1) income after all expenses, including special items, income taxes and minority interest, but before provisions for common dividends (but exclusive of discontinued operations or extraordinary items) for that period by (2) average shareholders equity. The Committee selected return on equity as a performance measure because the Committee believes that over time improved return on equity leads to improved shareholder return. Earnings growth is defined as the percentage increase in earnings from one period to another. Pre-tax margin is defined as pre-tax earnings divided by total revenue. Revenue growth is defined as the percentage increase in revenue from one period to another. The Committee analyzed how the NEOs’ base salary, total cash compensation (base salary plus annual cash incentive for 2005 performance) and total direct compensation (total cash compensation plus annual restricted stock and cash unit awards) compared to company pay at both peer groups, and whether it was aligned with the Company’s performance. The performance review indicated that the Company’s relative performance positioning versus peers was directionally consistent with pay levels. The Committee believes these indicators express a composite measure of performance by evaluating growth, profitability and return. As a part of its regular review process, the Committee also considers the Company’s market share and share of industry profits, although the Committee does not apply any specific weights to these factors in evaluating performance.

Base Salary

The base salary component of the compensation program provides fixed compensation to the NEOs for performance of core duties. The Committee intends for it to be a minority piece (20-40%) of the total compensation package offered to the NEOs, based on prevailing market practices.

The Committee targets base salary for the CEO and CFO to be competitive with their peers within the Title Insurers Peer Group, without particular weighting assigned. The Committee targets the base salary for the other NEOs to be competitive with their peer positions based on the Survey Data, without particular weighting assigned. The Committee evaluates the base salaries of the NEOs and customarily adjusts on an annual basis in February or March of each year. The Committee makes adjustments to base salary based on individual performance, level of responsibility, and changes in the competitive market, with no particular weight placed on each consideration. The Committee set the base salaries of the NEOs on a prospective basis on March 1, 2006, and the Committee gave each NEO a salary increase effective on that date. In 2007, the Committee increased salaries on March 1, 2007 reflecting the actual (median) positioning of salary levels in the competitive market.

The table below shows base salary changes effective March 1, 2006 and March 1, 2007, along with the percentage increases from prior levels.

Named Executive Officer	Base Salary Prior to March 1, 2006 ($)	Base Salary Effective March 1, 2006 ($)	Percentage Increase on March 1, 2006 from prior level	Base Salary Effective March 1, 2007 ($)	Percentage Increase on March 1, 2007 from prior level
Chandler	575,000	600,000	4.3%	620,000	3.3%
Evans	350,000	375,000	7.1%	387,500	3.3%
Astheimer	285,000	300,000	5.3%	310,000	3.3%
Hill	275,000	300,000	9.1%	310,000	3.3%
Selby	285,000	300,000	5.3%	310,000	3.3%

Annual Cash Incentives

Description of Annual Cash Incentives

The Company funds its annual cash incentive program based on the Company’s pre-tax income, and, with respect to certain NEOs, the Company’s pre-tax income for their areas of responsibility within the Company’s business operations, with payouts adjusted to reflect individual and Company performance. Generally, the Committee approves the plan design and award opportunities for each NEO on an annual basis within ninety days of the start of each fiscal year as required under Section 162(m) of the Internal Revenue Code of 1986, as amended. Specific explanations for the annual cash incentives for the 2006 and 2007 fiscal years appear below.

1.	2006 Fiscal Year Awards

For 2006, the Committee set awards for each of the participants in the Company’s shareholder approved Executive Officer Incentive Plan (“EOIP”). These participants include all of the Company’s officers identified as executive officers under Section 16 of the Securities Exchange Act, a group that includes the NEOs. The Committee created a maximum award schedule consisting of annual cash incentive awards based on a percentage of the Company’s pre-tax income, subject to the Committee’s right to reduce the awards as permitted under Section 4.2 of the Company’s EOIP. The Committee selected the percentages of pre-tax income for each officer based on the Company’s estimated profit forecast and the impact of the potential award on competitive pay positioning. When the awards were established, the Committee also retained the ability to adjust pre-tax income to exclude extraordinary items as reported under GAAP and any settlements, penalties, restitution or similar costs paid by the company with respect to reinsurance activities. When it set the award schedule, the Committee identified the following as potential financial performance measures that could be used to modify the final award using its negative discretion: net income, basic or diluted earnings per share, net revenues, gross profit, income before income taxes, return on assets, return on funds employed, return on equity and total shareholder return. The Committee identified the following additional performance indicators that could be used to further adjust individual incentive awards: integrity, leadership, individual duties and responsibilities in the Company, relative importance to the overall success of the Company’s goals, and market data on industry peer groups and comparable size companies. The Committee identified the following additional performance measures it would consider for the CEO: executive talent improvement, management of regulatory matters, corporate priorities and external relations.

The Committee finalized the awards for 2006 performance on February 19, 2007. Based on the Company’s pre-tax income for 2006, the Committee determined the size of the award in accordance with the award schedule and then applied negative discretion to adjust the award based on a review of other performance indicators, including revenue, expense management and return on equity.

The Committee further adjusted the awards for each NEO in recognition that executives eligible for awards, including the NEOs, make varying contributions to the organization and the awards reflect an assessment of those contributions. For the CEO, the Committee approved the individual performance goals at the start of 2006; for the other NEOs, the CEO approved the individual performance goals at the start of 2006. At the close of 2006, the Committee assessed each NEO’s performance against those particular objectives and determined the extent to which the Committee should adjust the initial calculated award, without applying a formula. The Committee completed the evaluation of the CEO’s performance, while the CEO reviewed the performance of the other NEOs and recommended the adjustment factor to the Committee for approval.

The Committee’s exercise of negative discretion is expected with the award of performance based compensation under Section 162(m) and does not necessarily suggest that the Company’s or the NEOs’ performance was unsatisfactory. Instead, reductions could occur even if performance is stellar because the targets set represent a maximum. Because the awards consisted of a percentage of pre-tax net income, the NEOs had the ability to earn some annual cash incentive as long as the Company earned one dollar of pre-tax income for the year, subject to the Committee’s discretion to reduce the awards to zero.

2.	Timing of Payouts

For Messrs. Chandler and Evans and Ms. Hill, the annual incentive was calculated for the entire 2006 performance year and paid on March 15, 2007. During 2006, Mr. Astheimer and Mr. Selby received bonus payments in August 2006 pertaining to performance for the first calendar half of 2006. The Company paid these amounts based on the Company’s customary practice of paying incentive awards to Mr. Astheimer and Mr. Selby on a semi-annual basis. Mr. Astheimer’s award of $225,000 was calculated based on a percentage of the Company’s pre-tax income for the first half of 2006 plus a percentage of the pre-tax income for the business channel for which Mr. Astheimer has responsibility, adjusted for Mr. Astheimer’s individual performance. Similarly, Mr. Selby’s award of $395,708 was calculated based on a percentage of the Company’s pre-tax income for the first half of 2006 plus a percentage of the pre-tax income for the business channel for which Mr. Selby has responsibility, adjusted for Mr. Selby’s performance. The August 2006 payments to Messrs. Astheimer and Selby were not paid pursuant to the EOIP. The Company does not believe that deductibility of those payments will be lost since compensation that is other than “performance based” falls below $1,000,000 for Messrs. Selby and Astheimer. The Company paid all other cash bonuses earned by the NEOs for 2006 fiscal year performance under the terms of the Company’s EOIP. Beginning with fiscal year 2007, the Company intends to measure performance and pay all incentive compensation for all of the NEOs on an annual basis in accordance with the terms of the Company’s EOIP so all NEO incentives potentially qualify for deductibility under Section 162(m) of the Internal Revenue Code.

3.	2007 Fiscal Year Awards

For 2007, the Committee again created an award schedule consisting of annual cash incentive awards based on a percentage of the Company’s pre-tax income as determined in accordance with Generally Accepted Accounting Principles, subject to the Committee’s right to reduce the awards as permitted under Section 4.2 of the Company’s EOIP. When the awards were established, the Committee also reserved the right to adjust pre-tax income to exclude extraordinary items. The Committee specifically has the right to reduce a participant’s cash award based on the executive’s annual performance and to account for the evaluation of the participant’s integrity, leadership, individual duties and responsibilities in the Company and relative importance and contribution to the overall success of the Company’s goals. Further reductions may be made to the annual cash award to an NEO who is President of one of the Company’s business channels to account for the financial results of the NEO’s particular channel. As stated above, however, the structure of the annual cash incentives with respect to the fact that a maximum is set, which is subject to reductions, is consistent with the operation of programs for qualified performance based compensation under Section 162(m). For fiscal years 2006 and 2005, the Committee used its negative discretion to adjust the cash incentive awards for each participant so that they equaled approximately one half of the maximum amount for the participant, and the Committee could similarly take such action for the 2007 fiscal year. The Committee intends to finalize the awards for 2007 performance in February 2008.

Why the Company Pays Annual Cash Incentives

The Company’s annual cash incentives support the first three of the Company’s compensation objectives. First, the Company’s annual cash incentives provide competitive pay because the Company benchmarks pay levels against competitors. Aggregate award opportunities are calibrated to provide the potential for market competitive awards based on expected Company performance.

Second, the Company has structured the annual incentive program for the NEOs to account for the cyclicality of the Company’s business due to changes in interest rates, which lead to volatility in revenue and profitability. The annual incentive plan structure recognizes that when favorable market conditions exist payouts should reflect the Company’s prosperity, and when unfavorable market conditions exist, the annual incentive plan funding and payouts are reduced to reflect lower profitability.

Third, through annual cash incentives, the Company ties a significant portion of the NEOs’ compensation to performance including the annual performance of the Company and/or a business channel for which a NEO is responsible, as well as to specific individual performance goals. The annual incentive program serves as a tool to motivate executives to insure the Company meets its profit goals. The Company seeks to manage expenses prudently so that its expenses align with the Company’s revenue base. To that end, the Company’s executive compensation program reflects profitability of the enterprise, which measures how effectively Company executives manage expenses so they increase and decrease with revenue.

Annual Equity Incentives

Description of Annual Equity Incentives

Prior to 2002, the Committee granted stock options to the Company’s senior management. After considerable discussion and review of the merits of stock options versus restricted stock, the Committee decided to replace stock option grants with restricted stock grants, and (beginning in 2004), with a combination of restricted stock and cash units, so that recipients could utilize vesting cash awards to fund the income tax obligation that arises upon vesting of restricted stock awards. Specifically, the Committee considered the following points in reaching its determination: (i) stock grants immediately increase management’s stock ownership, tie its financial interests to those of the Company’s shareholders and help retain executives during periods of cyclicality; (ii) executives are more motivated by restricted stock and cash unit awards than option awards of equal value to grow the value of the enterprise; and (iii) the Company no longer has an economic incentive to grant stock options rather than restricted shares since the adoption of FAS 123R and required option expensing.

In 2006 and 2007, the Committee continued its practice of granting equity awards in the form of restricted stock and cash units. The restricted shares and units vest pro rata over four years and were granted based on the overall results of the Company and the individual NEO’s performance.

1.	2006 Fiscal Year Awards

In order to determine the equity incentive awards for the NEOs and other executive officer recipients within the Company for the 2006 fiscal year, the Committee first identified a number of shares based on an identified target percentage of common shares outstanding, which percentage reflects competitive share usage practice. The Committee then adjusted the number based on the Company’s relative total shareholder return performance (2/3 weighting) and return on equity improvement (1/3 weighting) versus the Title Insurers Peer Group over a three-year period with more emphasis on recent performance. The Committee also evaluated other performance indicators that the Committee had designated for the year. Based on the foregoing analysis, the Committee determined an initial pool of shares.

The shares in the pool came from the allocation of shares under the Company’s 2000 Stock Incentive Plan. From that total pool, the Committee made preliminary awards of restricted stock and cash units to each of the NEOs. For grants made in February 2007 relating to performance during fiscal year 2006, the pool range was between 141,000 and 211,000 shares. This range compares to a total pool available for all grants to eligible executives in February 2006 for 2005 fiscal year performance of 169,000 shares, with 167,830 shares out of the pool awarded. The pool for 2005 fiscal year performance was set based on performance against established operating and financial goals. For fiscal years beginning in 2007, the Committee intends to employ a different approach to determine the pool of shares.

As with annual cash incentives, for annual equity incentives, the Committee approves the plan design and award opportunities for each NEO annually within ninety days of the start of each fiscal year performance period as required under Section 162(m). For 2006, the Committee set maximum potential share awards for each of the participants in the Company’s EOIP. These participants include all of the Company’s officers identified as executive officers under Section 16 of the Securities Exchange Act, a group that includes the NEOs. The Committee created an award schedule consisting of annual equity incentive awards based on a percentage of the revenue in excess of a stated amount, subject to the Committee’s right to reduce the awards as permitted under Section 4.2 of the Company’s EOIP based on achievement of performance goals and subject to an annual maximum of 50,000 shares per participant. The Committee selected the particular level of percentage revenue in excess of the stated amount for each officer based on the Company’s estimated forecast for its operations. The Committee set the threshold revenue amount at a level such that, based on past experience, the Company is likely to be profitable. When it set the award schedule, the Committee identified the following as potential financial performance measures that would be evaluated in establishing the final award using its negative discretion: net income, basic or diluted earnings per share, net revenues, gross profit, income before income taxes, return on assets, return on funds employed, return on equity and total shareholder return. The Committee identified the following additional performance indicators that could be used to adjust further individual incentive awards: integrity, leadership, individual duties and responsibilities in the Company, relative importance to the overall success of the Company’s goals, and market data on industry peer groups and comparable size companies. The Committee identified the following additional performance measures it would specifically consider for the CEO: executive talent improvement, management of regulatory matters, corporate priorities and external relations. The Committee also stated that stock awards may be subject to vesting requirements.

The Committee approved the awards for all of the NEOs and other members of senior management who received restricted stock and cash units on February 19, 2007 to be effective March 15, 2007. The Committee determined the awards based on the award schedule and the application of permitted negative discretion. As with the cash awards, the Committee’s exercise of negative discretion is expected and does not necessarily suggest that performance was unsatisfactory. In adjusting the awards, the Committee considered generally the financial metrics established in February 2006 for the 2006 fiscal year performance period and focused on return on equity and total shareholder return as well as pretax income, with less of an emphasis on pretax income than in the Committee’s deliberations on annual cash incentive compensation. Individual awards were adjusted based on an assessment of individual performance.

2.	Timing of Payouts

The Committee approved the restricted stock and cash unit grants for 2006 on February 19, 2007 effective March 15, 2007, with vesting on the last business day in February, rather than the approval date in order to provide consistency with prior grant dates and transparency and for the additional purpose of ensuring that vesting occurs on dates that are generally during an open window for trading stock.

3.	2007 Fiscal Year Awards

For awards pertaining to performance for the 2007 fiscal year, the Committee will determine a pool of shares from which to draw all awards to senior management of the Company including the NEOs. The size of the stock pool shall be a percentage between zero and four percent of the weighted average of diluted shares outstanding during fiscal year 2007, depending on the Company’s average performance rank against other members of the Title Insurers Peer Group on five separate performance measures. Specifically, those performance measures include (1) total shareholder return for the fiscal year, including reinvested dividends, (2) return on equity for the fiscal year, (3) percent change in return on equity over the fiscal year, (4) ranking of profit share within the Title Insurers Peer Group for the fiscal year and (5) percent change in profit share within the Title Insurers Peer Group over the fiscal year. The Committee assigned each NEO a percentage of the stock pool, subject to the Committee’s right to reduce the awards as permitted under Section 4.2 of the Company’s EOIP. The Committee may also reduce an equity incentive award for a participant based on the executive’s annual performance and to account for the evaluation of a participant’s integrity, leadership, individual duties and responsibilities in the Company, and relative importance and contribution to the overall success of the Company’s goals. Although the maximum stock pool for awards pertaining to performance for the 2007 fiscal year is four percent of the weighted average of diluted shares outstanding, the Committee made awards to all senior officers, including the Company’s NEOs, for fiscal years 2006 and 2005 using its negative discretion to adjust the awards so that they equaled approximately one percent of the weighted average of diluted shares outstanding.

Equity incentive awards may be subject to vesting as determined by the Committee, and may be awarded as cash units, as in years past. The Committee will finalize the awards for 2007 fiscal year performance in February 2008.

Why Company Pays Annual Equity Incentives

The Committee believes that (1) equity incentive compensation performs an essential role in retaining and motivating executive officers; (2) providing executive officers with long-term incentives encourages the Company’s executive officers to make decisions affecting the operation of the business that maximize shareholder value; and (3) significant ownership of stock by senior management aligns the interests of management with the shareholders. As an executive’s level of responsibility increases, the number of restricted shares and cash units granted to the executive increases. Long-term incentives also provide an opportunity for NEOs to accumulate capital, which complements the modest Company-funded retirement benefits and lack of any excess benefit plans for NEOs, except for a grandfathered Supplemental Executive Retirement Plan for Mr. Selby, which is discussed in more detail below.

Benefit Programs

The Company provides benefit programs consistent with its overall compensation philosophy of minimizing fixed costs. The value of benefits and other compensation also varies from year to year, but traditionally falls within 2 to 5% of the NEO’s compensation. The Committee completed a market assessment of the executive benefit programs in 2006 in order to assess whether to adjust its benefit arrangements. As part of the market assessment, the Committee examined retirement benefits for comparable positions within the Company’s Title Insurers Peer Group. As a result of the assessment, the Committee did not make any material changes to its benefit arrangement, other than the adoption of a revised Change of Control Agreement, as discussed in more detail below.

Executive Voluntary Deferral Plan

Each NEO is eligible to participate in the Company’s EVDP. Under the EVDP, a participant may make annual elections to defer up to 95% of his or her cash incentive compensation. The participant may invest the deferred funds in cash at 8% annual interest or in deferred Company stock units. While the 8% annual rate of return is currently an above-market rate, it was a market rate when the rate was established, and the Committee maintains the rate to give participants certainty, in part to replace the retirement plans that the Company no longer offers and to recognize the benefits are an unsecured and unfunded obligation of the Company. If a participant defers any portion of his or her cash incentive compensation into deferred Company stock units for a particular plan year, then the participant receives an additional amount of deferred Company stock units equal to 20% of the total amount deferred in order to provide the participant with an additional capital accumulation opportunity. Aside from the additional stock received, there are no other Company matches to the EVDP. For each deferral made, the 20% deferred stock unit premium and one-half of the interest (4%) vests after three years.

The EVDP provides a tax-favored vehicle for participants, including NEOs, to defer their compensation and accumulate funds tax-deferred over time. The participants may potentially use these funds to support retirement savings. The Company does not offer a defined benefit plan (other than the frozen plans described below), so the EVDP provides an alternative vehicle to support market competitive accumulation of funds for retirement. Because participants may invest in Company stock through the EVDP and because participants may receive additional stock units for deferring into stock, the EVDP encourages stock ownership by NEOs. All NEOs participate in the EVDP.

Other Retirement Benefits

The Company provides modest Company-funded retirement benefits. This benefit is consistent with the philosophy of providing cash and other incentive compensation that varies with the business cycle. This arrangement allows participants to self-direct funding of their retirement and does not impose a high fixed-cost burden on the Company. With respect to retirement benefits, the Company’s Cash Balance Plan and Benefit Restoration Plan were frozen on December 31, 2004; all NEOs were participants in the Cash Balance Plan, which was a plan available to all salaried employees (and now frozen for all salaried employees who were participants on that date).

1.	Cash Balance Plan

While it was an active plan, the Cash Balance Plan provided participants with an annual compensation credit benefit determined by applying a formula involving the participant’s age, years of service and annual compensation, subject to qualified plan limitations. The frozen Cash Balance Plan accounts of the NEOs continue to receive annual interest credits. The interest credits vary from year to year. The annual interest credit for fiscal year 2006 that was applied to all frozen Cash Balance Plan accounts including those of the NEOs was 4.54%.

2.	Benefit Restoration Plan

Three of the NEOs (Messrs. Astheimer, Chandler and Evans) participated in the Benefit Restoration Plan. While it was an active plan, the Benefit Restoration Plan provided participants with a benefit determined by applying a formula involving the participant’s age, years of service and annual compensation, less the benefit received under the Cash Balance Plan. When the Benefit Restoration Plan was frozen on December 31, 2004, the value of that benefit was fixed for each participant. The Benefit Restoration Plan, as frozen, will provide each participant with a post retirement benefit for a period of 15 years. For additional discussion, see the Pension Benefits Table on page 42 of this Proxy Statement.

3.	Supplemental Executive Retirement Plan

Mr. Selby is a party to a Supplemental Executive Retirement Plan Agreement (“SERP”) dated May 4, 1994. This exception exists because the arrangement became effective while Mr. Selby was an employee of Reliance Group Holdings, Inc., prior to the combination of its business with the Company. Mr. Selby’s SERP provides for a retirement benefit equal to thirty percent (30%) of his career average annual salary for a period of 10 years after his normal or early retirement. Because of Mr. Selby’s SERP, Mr. Selby is also a party to a Supplemental Change of Control Agreement described in further detail below.

Benefits Available to LandAmerica Employees

The Company does not currently maintain any executive benefit plans for the NEOs other than those mentioned above. The Company’s view is that additional benefit plans are not necessary to maintain a competitive compensation package for its executives. Not maintaining these programs reduces fixed costs.

The Company’s NEOs may participate in plans and benefits that are offered generally to employees, including the Company’s Savings and Stock Ownership Plan (the “401(k) Plan”), the Employee Stock Purchase Plan, long and short term disability coverage, life insurance, and other personal benefits (e.g., flexible spending accounts; real estate transaction reimbursements; tuition reimbursements; matching charitable gifts; health, dental, and vision coverage; and paid time off).

Perquisites

Each NEO receives various perquisites that, in conjunction with the Company’s benefit plans available to all salaried employees, are designed in part to meet their health and welfare needs.

2006

In 2006, the Committee reviewed the perquisites offered by the Company to the NEOs and concluded that the perquisite type offerings were consistent with its competitors. During 2006, the CEO was entitled to combined reimbursement for financial planning, tax planning and physicals up to $10,000; however, during the 2006 fiscal year, the CEO did not obtain reimbursement up to that level. The other NEOs were entitled to reimbursement for the same services up to $4,000, and the actual reimbursements paid by the Company varied depending on the executive. During 2006, some of the NEOs were reimbursed for club dues. The Company also made life insurance premium payments and grossed up the income tax to the executive relating to such payments for each NEO, other than Ms. Hill. The life insurance benefit arose in 2003, when the Company converted the split dollar arrangements, and Ms. Hill was not an executive officer with a split dollar arrangement at the time of the conversion. In addition, the Company paid for the cost of spousal travel to certain Company and industry events and compensated the executive for the tax cost of the spousal travel. The Company also provided Group Personal Excess Liability insurance up to $4,000,000 of coverage. For further details on the perquisites paid to the NEOs during the 2006 fiscal year, please see footnotes 4a-4e to the Summary Compensation Table, beginning on page 34.

2007

On February 19, 2007, the Committee adopted an Executive Perquisite Reimbursement Policy to provide for the reimbursement of personal expenses that are not covered under existing Company policies or programs to enable eligible executive officers to help support their financial and physical well being in recognition of their key role in the success of the organization. All of the NEOs are covered under this policy. Personal expenses that are eligible for reimbursement are those that support financial and physical well being and include the cost of estate planning, tax preparation, equity planning, physical exams and medical costs not covered under the Company’s healthcare plan, and memberships in facilities dedicated solely to exercise and physical well being. Any reimbursement under the policy is treated as income to the recipient. Under the policy, the CEO has an annual reimbursement limit of $10,000 and the other NEOs have an annual reimbursement limit of $5,000. In addition to the policy stated above, for fiscal year 2007, the Company has discontinued the payment of car allowances and reimbursement for country club dues to its NEOs and other members of the Company’s senior management team. In lieu of discontinuing these payments, Mr. Astheimer will receive a payment of $12,960 on March 30, 2007 and additional payments in that amount on March 30, 2008 and March 30, 2009 and Mr. Selby will receive a payment of $10,356 on March 30, 2007 and additional payments in that amount on March 30, 2008 and March 30, 2009. During 2007, the Company intends to continue making life insurance premium payments, reimbursing for certain spousal travel and providing Group Excess Liability insurance up to $4,000,000 of coverage for the NEOs.

Ownership Guidelines

To reinforce the ownership objective, the Committee has established target ownership guidelines for the NEOs and other members of senior management within the Company in March 2003, which were updated in January 2006 and again in January 2007. In 1999, the Committee adopted a target ownership initiative requiring ownership of the Company’s common stock equal to a salary multiple for Executive Vice Presidents and above, but the initiative was replaced with more formal guidelines in 2003. The Company uses the guidelines to encourage the accumulation and retention of a significant economic stake in the Company and to align executives with the economic interests of the Company’s shareholders. The share ownership levels for the various positions within the Company are as follows:

1.	President and CEO – 65,000 shares

2.	Chief Financial Officer – 20,000 shares

3.	Executive Vice Presidents (who are also the President of a business channel or Chief of an internal department) – 12,000 shares

4.	Executive Vice Presidents – 10,000 shares

5.	Senior Vice Presidents – 5,000 shares

Executives have five years to reach their target ownership. Shares owned outright by the executive, shares held in a qualified benefit plan, unvested restricted shares, shares retained from option exercises, and deferred stock in the EVDP all count towards satisfaction of the guidelines. Once an executive reaches age 62, he/she is no longer subject to these guidelines. All NEOs have met their guidelines. Consequences associated with not meeting the guideline may include loss of eligibility for new equity grants, loss of eligibility for the 20% premium deferred units in the EVDP, and/or receiving a portion of the annual bonus in stock as determined by the Committee. The Company does not have any policies for hedging economic risk associated with such ownership because the Company does not consider such measures necessary at this time.

Severance/Change of Control Agreements

To ensure that the executive officers act in the best interests of shareholders and continue to perform in their roles when a change of control is pending, the Company has entered into Change of Control Employment Agreements with each of the NEOs and other designated employees. In 2006, the Company revised all of the outstanding Change of Control Agreements to follow general market practices on the terms and number of recipients within the organization.

For the NEOs including the CEO, the Agreements generally provide that if an executive officer is terminated other than for cause within three years after a change of control of the Company, or if the executive officer terminates his or her employment for good reason within such three-year period or voluntarily during the 30-day period following the first anniversary of the Change of Control for any reason, the executive officer is entitled to receive certain severance benefits. Severance benefits include a lump sum severance payment equal to a multiple of the sum of the executive officer’s base salary and highest annual bonus, together with certain other payments and benefits, including continuation of employee welfare benefits and additional payments to compensate the executive officer for certain excise taxes imposed on certain Change of Control payments. For the Company’s NEOs the severance payment multiple is three times annual base salary and highest annual bonus, although the severance payment multiple in each instance may be lower if the executive has voluntarily terminated employment during the 30-day period following the first anniversary of the Change of Control. All benefits payable to the executives under the Agreements are subject to the limitations set forth in Section 409A of the Internal Revenue Code of 1986, as amended. The Change of Control Employment Agreements of the NEOs are discussed in more detail on page 46 under the heading “Potential Payments Upon Termination or Change of Control.” Because Mr. Selby’s SERP is structured differently from the frozen Benefit Restoration Plan, the Company entered into a separate Supplemental Change of Control Employment Agreement with Mr. Selby on February 19, 2007, to provide Mr. Selby with the same supplemental retirement benefits as those provided to other executive officers under the Change of Control Agreements.

Under the Company’s 2000 Stock Incentive Plan and the terms and conditions of the Non-qualified Stock Option Agreements and Restricted Stock and Cash Unit Agreements to which the NEOs are parties, unless otherwise provided by the Committee in an agreement, any outstanding restricted shares, unexercisable, unvested stock options, stock appreciation rights, or phantom stock will become fully exercisable and vested upon the date of a Change of Control, although at this time, only stock options, restricted stock and cash units are outstanding. The Company provided for accelerated vesting in its 2000 Stock Incentive Plan to conform to market practice upon a change of control contingency and has not changed its practice since adoption of that plan.

Employment Agreements

Other than the Change of Control Employment Agreements including Mr. Selby’s Supplemental Change of Control Employment Agreement, none of the NEOs has employment agreements with the Company. The Company does not typically offer employment agreements to its NEOs because they serve the Company at the pleasure of the Company, and the Company wants to maintain flexibility with respect to the terms of the executives’ employment arrangements.

Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or proxy statement on Schedule 14A.

Executive Compensation Committee

    Marshall B. Wishnack, Chairman

    Thomas G. Snead, Jr.

    Eugene P. Trani

Compensation Committee Interlocks and Insider Participation

All members of the Company’s Executive Compensation Committee are considered independent under the rules of the New York Stock Exchange. Specifically, no members are employees or former employees of the Company or any of its subsidiaries and no members had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. There are no compensation committee interlock relationships required to be disclosed under Item 407(e)(4)(iii) of Regulation S-K.

Summary Compensation Table

Our compensation philosophy, including a discussion of the elements of compensation that we pay our NEOs and the material factors necessary to understand the compensation reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table, is set forth in our Compensation Discussion and Analysis on page 20 of this Proxy Statement. We do not have any employment agreements with our NEOs, other than the Change of Control Employment Agreements, described in more detail below under the heading “Potential Payments Upon Termination or Change of Control” on page 46 of this Proxy Statement.

The following table summarizes, for the fiscal year ended December 31, 2006, the compensation paid to or earned by each of the NEOs in all capacities in which they served:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	Change in Pension Value and Non-qualified Deferred Compensation Earnings[3]	All Other Compensation ($)		Total ($)[5]
Theodore L. Chandler, Jr. Chairman and Chief Executive Officer	2006	595,833	—	2,851,503	723,000	36,133	65,985	4a	4,272,454
G. William Evans Executive Vice President and Chief Financial Officer	2006	370,833	—	919,961	253,800	23,664	31,644	4b	1,599,902
Kenneth Astheimer President – Agency Services	2006	297,500	225,000	462,997	225,000	61,224	45,338	4c	1,317,059
Melissa A. Hill President – Residential Services	2006	295,833	—	177,534	211,500	9,403	15,670	4d	709,940
Jeffrey C. Selby President – Commercial Services	2006	297,500	395,708	552,222	506,451	102,415	53,894	4e	1,908,190

[1]

The amounts in this column reflect the dollar amount of compensation expense recognized in 2006 for financial reporting purposes for restricted stock and cash unit awards made in 2006 and prior years in accordance with SFAS 123R, but disregarding estimated forfeitures related to service-based vesting conditions. Assumptions made in the valuation are discussed in Note 1 “Summary of Significant Accounting Policies” for Stock-Based Compensation and Note 11 “Shareholders’ Equity” in the Company’s financial statements filed on Form 10-K for the fiscal year ended December 31, 2006.

[2]

The Non-Equity Incentive Plan Compensation disclosed in this column was paid to the NEOs pursuant to the EOIP on March 15, 2007. There were no earnings on any Non-Equity Incentive Plan Compensation during the 2006 fiscal year.

[3]

This column represents the sum of the (i) the aggregate change in the actuarial present value of the NEOs’ accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the prior completed fiscal year, which is September 30, 2005, to the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the 2006 fiscal year, which is September 30, 2006, and (ii) above-market or preference earnings on compensation that is deferred on a basis that is not tax-qualified, including such earnings on nonqualified defined contribution plans.

With respect to (i), we have plans that provide for the payment of retirement benefits and benefits that will be paid primarily following retirement including the Cash Balance Plan, the Benefit Restoration Plan and the Commonwealth Supplemental Executive Retirement Plan. The Cash Balance Plan was frozen as of December 31, 2004 and since that date, participants in that plan continue to earn only interest credits (and not compensation credits, which were earned while the plan was active). A participant’s benefit at any given time under the Cash Balance Plan is expressed as a lump sum. For purposes of determining an executive officer’s accumulated benefit under the Cash Balance Plan, we project the executive’s account value to age 65 as a lump sum and then take the present value of that amount. Specifically, the change in present value of each of the NEOs’ benefits under the Cash Balance Plan between pension plan measurement dates for fiscal 2006 and fiscal 2005 were: Chandler: $744, Evans: $10,167, Astheimer: $15,925, Hill: $453 and Selby: $8,055. The benefit payable under the Benefit Restoration Plan is fixed at the difference between the benefit that would have been payable under the Cash Balance Plan, but for either or both of the Internal Revenue Code maximum benefit or earnings limitations, and the amount actually payable under the Cash Balance Plan. The benefits under the Benefit Restoration Plan are payable at the participant’s normal retirement date for 15 years. The change in present value of the NEOs’ benefits for those participating in the Company’s Benefit Restoration Plan between pension plan measurement dates for fiscal 2006 and fiscal 2005 were: Chandler: $1,876, Evans: $6,850 and Astheimer: $13,334. The Commonwealth Supplemental Executive Retirement Plan, also referred to as the SERP, is a plan maintained solely for Mr. Selby, which was put in place while Mr. Selby was an employee of Reliance Group Holdings, Inc. The SERP is an unfunded individual plan that provides a supplemental retirement benefit based on 30% of Mr. Selby’s career average salary multiplied by a service percentage (the ratio of years of service to years from employment until normal retirement age). The benefit under the SERP is payable for a period of ten years. The change in present value for Mr. Selby under the SERP between pension plan measurement dates for fiscal 2006 and fiscal 2005 was $58,411.

With respect to (ii), the Company currently maintains an Executive Voluntary Deferral Plan, also referred to as the EVDP, which is not tax-qualified, pursuant to which all of the NEOs earn interest. The NEOs can earn 8% interest on deferred cash accounts under such plan, and the Company has determined that 1.68% represents the above-market portion based on the difference between 8% and a rate of 6.32%, which represents 120% of the applicable long term federal rate with annual compounding as of December 1, 1998, the date that the rate was set. Specifically, the above-market amounts earned by each of the NEOs under the Company’s EVDP during fiscal year 2006 were: Chandler: $33,513, Evans: $6,647, Astheimer: $29,001, Hill: $8,950 and Selby: $35,949. No portion of the NEOs’ deferred stock accounts under the EVDP is considered to be above-market because the deferred stock accounts earn dividends at the same rate that dividends are paid on the Company’s common stock. Mr. Astheimer also continues to earn interest at a rate of 19% under the Lawyers Title Insurance Corporation Deferred Income Plan, also referred to as the LTDIP, which is no longer active. Under the LTDIP, the Company has determined that 9.32% represents the above-market portion based on the difference between 19% and a rate of 9.68%, which represents 120% of the applicable long term federal rate with annual compounding as of July 1, 1986, the date that the rate was set. The above market amount earned by Mr. Astheimer under the LTDIP was $2,964.

4a

All Other Compensation for Mr. Chandler includes the following with quantification where required noted in parentheses: employer 401(k) matching contributions ($8,800); life insurance premium payments ($17,000); amounts reimbursed by the Company for the payment of taxes associated with the life insurance premiums paid ($6,215); club dues ($1,810); amounts reimbursed by the Company for the payment of taxes associated with the club dues paid ($80); reimbursements for financial planning and physicals ($3,267); spousal travel costs ($6,100); amounts reimbursed by the Company for the payment of taxes associated with the spousal travel costs paid ($757); dividend equivalents on Mr. Chandler’s unvested cash units ($21,336); and group umbrella insurance premium payments.

4b

All Other Compensation for Mr. Evans includes the following with quantification where required noted in parentheses: employer 401(k) matching contributions ($8,800); life insurance premium payments ($9,900); amounts reimbursed by the Company for the payment of taxes associated with the life insurance premiums paid ($1,992); dividend equivalents on Mr. Evans’ unvested cash units ($10,332); and group umbrella insurance premium payments.

4c

All Other Compensation for Mr. Astheimer includes the following with quantification where required noted in parentheses: employer 401(k) matching contributions ($8,678); life insurance premium payments ($11,975); amounts reimbursed by the Company for the payment of taxes associated with the life insurance premiums paid ($1,358); club dues ($4,380); amounts reimbursed by the Company for the payment of taxes associated with the club dues paid ($192); reimbursements for financial planning and physicals; spousal travel costs ($5,685); amounts reimbursed by the Company for the payment of taxes associated with the spousal travel costs paid ($776); car allowance ($8,400); dividend equivalents on Mr. Astheimer’s unvested cash units ($2,209); and group umbrella insurance premium payments.

4d

All Other Compensation for Ms. Hill includes the following with quantification where required noted in parentheses: employer 401(k) matching contributions ($8,433); club dues; amounts reimbursed by the Company for the payment of taxes associated with the club dues paid ($4); reimbursements for financial planning and physicals; dividend equivalents on Ms. Hill’s unvested cash units ($2,313); and group umbrella insurance premium payments.

4e

All Other Compensation for Mr. Selby includes the following with quantification where required noted in parentheses: employer 401(k) matching contributions ($7,578); life insurance premium payments ($20,000); amounts reimbursed by the Company for the payment of taxes associated with the life insurance premiums paid ($7,644); club dues ($1,824); amounts reimbursed by the Company for the payment of taxes associated with the club dues paid ($588); reimbursements for financial planning and physicals ($3,100); spousal travel costs ($2,096); amounts reimbursed by the Company for the payment of taxes associated with the spousal travel costs paid ($828); car allowance ($7,200); dividend equivalents on Mr. Selby’s unvested cash units ($2,417); and group umbrella insurance premium payments.

[5]	This column represents the total of all other columns with dollar amounts in the table.

2006 Grants of Plan-Based Awards Table

The following table contains information concerning grants of plan-based awards to the NEOs during the fiscal year ended December 31, 2006.

Name	Grant Date		Award Approval Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]	Estimated Possible Payouts Under Equity Incentive Plan Awards[3]	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($)[5]
					Maximum ($)	Maximum (#)
Theodore L. Chandler, Jr.					2,000,000
	N/A	1a	3/23/06	1a		50,000
	2/28/06	1b	2/21/06	1b			16,530	4a	1,102,551
	2/28/06	1b	2/21/06	1b			11,970	4b	798,399
G. William Evans					2,000,000
	N/A	1a	3/23/06	1a		50,000
	2/28/06	1b	2/21/06	1b			8,265	4a	551,276
	2/28/06	1b	2/21/06	1b			5,985	4b	399,200
Kenneth Astheimer					2,000,000
	N/A	1a	3/23/06	1a		50,000
	2/28/06	1b	2/21/06	1b			1,682	4a	112,189
	2/28/06	1b	2/21/06	1b			1,218	4b	81,241
Melissa A. Hill					2,000,000
	N/A	1a	3/23/06	1a		50,000
	2/28/06	1b	2/21/06	1b			2,355	4a	157,079
	2/28/06	1b	2/21/06	1b			1,705	4b	113,724
							1,649	4c	109,988
							325	4d	21,970
Jeffrey C. Selby					2,000,000
	N/A	1a	3/23/06	1a		50,000
	2/28/06	1b	2/21/06	1b			2,129	4a	142,004
	2/28/06	1b	2/21/06	1b			1,541	4b	102,785

1a

The Executive Compensation Committee met on March 23, 2006 to set the performance goals and measures under the Executive Officer Incentive Plan, also referred to as the EOIP, for the performance period consisting of the 2006 fiscal year; however, no grant date for these awards occurred in fiscal year 2006.

1b

The Executive Compensation Committee met on February 21, 2006 to certify awards for fiscal year 2005 performance; however, these awards of restricted stock and cash units were made effective February 28, 2006 with annual vesting over a period of four years to coincide with the vesting schedule of prior fiscal year awards and to allow time between the Executive Compensation Committee meeting and receipt of the awards to communicate the terms of the awards to the NEOs.

[2]

There were no thresholds or targets set for the 2006 fiscal year awards; instead, the awards were based on a percentage of pre-tax income as discussed in more detail in the Compensation Discussion and Analysis – Elements of the Compensation Program – Annual Cash Incentives on page 24 of this Proxy Statement. Under the terms of the EOIP, the maximum annual award payable to any participant is $2,000,000.

[3]

There were no thresholds for the 2006 fiscal year awards; instead the awards were based on a percentage of revenue in excess of a stated amount as discussed in more detail in the Compensation Discussion and Analysis – Elements of the Compensation Program – Annual Equity Incentives on page 27 of this Proxy Statement. Under the terms of the EOIP, the maximum annual award payable to any participant is 50,000 shares.

4a

Amount represents an award of shares of restricted stock. Each restricted stock award is accompanied by a restricted stock agreement, which provides that the award vests in 25% increments over a period of four years, commencing on February 28, 2007. While the shares are restricted, the award holder has the right to receive dividends at the same rate that dividends are paid on shares of the Company’s common stock. On certain events including disability, death, retirement after age 55 or in other circumstances approved by the Executive Compensation Committee, the restricted shares become fully vested and transferable. If an award recipient discontinues employment with the Company during the vesting schedule, then the officer forfeits the unvested portion of shares. In the event of a change in corporate structure, the number of shares covered by the award would be appropriately adjusted. There were no adjustments or material modifications to awards made to the NEOs during fiscal year 2006.

4b

Amount represents an award of cash units, which vest in 25% increments annually over a period of four years, beginning on the first anniversary of the grant date. A cash unit is a security that tracks the value of a share of the Company’s common stock from the award date, but is paid to the executive when it vests in cash. Each cash unit award is accompanied by a cash unit agreement, which provides that the award vests in 25% increments over a period of four years, commencing on February 28, 2007. Before the units vest, the award holder has the right to receive dividend equivalents at the same rate that dividends are paid on shares of the Company’s common stock. On certain events including disability, death, retirement after age 55 or in other circumstances approved by the Executive Compensation Committee, the cash units become fully vested. If an award recipient discontinues employment with the Company during the vesting schedule, then the officer forfeits the unvested portion of units. In the event of a change in corporate structure, the number of units covered by the award would be appropriately adjusted. There were no adjustments or material modifications to awards made to the NEOs during fiscal year 2006.

4c

The amount represents the number of deferred stock units acquired as a result of Ms. Hill’s deferral of a portion of her cash incentive award for the 2005 fiscal year, paid in February 2006, into the EVDP.

4d

The amount represents the number of deferred stock units acquired as a result of a Company match to Ms. Hill’s deferral of a portion of her cash incentive award for the 2005 fiscal year, paid in February 2006, into the EVDP. These deferred stock units vest in three years, on March 1, 2009.

[5]	The amounts in this column reflect the grant date fair value under SFAS 123R of the restricted stock and cash units granted to the NEOs in 2006.

2006 Outstanding Equity Awards at Fiscal Year-End Table

The following table contains information concerning outstanding equity awards at fiscal year-end to the NEOs for the fiscal year ended December 31, 2006.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[3]
Theodore L. Chandler, Jr.	2,000	54.04	6/17/08
	2,000	28.81	5/19/09
	40,000	36.80	2/20/08
	40,000	26.50	12/20/08
				2,900	2a	183,019
				2,100	2b	132,531
				5,800	2c	366,038
				4,200	2d	265,062
				8,700	2e	549,057
				6,300	2f	397,593
				16,530	2g	1,043,208
				11,970	2h	755,427
G. William Evans	7,500	36.80	2/20/08
	15,000	26.50	12/20/08
				2,175	2a	137,264
				1,575	2b	99,398
				5,220	2e	329,434
				3,780	2f	238,556
				8,265	2g	521,604
				5,985	2h	377,713
Kenneth Astheimer				435	2a	27,453
				315	2b	19,880
				1,261	2e	79,582
				913	2f	57,619
				1,682	2g	106,151
				1,218	2h	76,868
Melissa A. Hill				145	2a	9,151
				105	2b	6,627
				500	2i	31,555
				1,348	2e	85,072
				976	2f	61,595
				2,355	2g	148,624
				1,705	2h	107,603
				325	2j	20,511
Jeffrey C. Selby	5,000	36.80	2/20/08
	2,000	26.50	12/20/08
				435	2a	27,453
				315	2b	19,880
				1,174	2e	74,091
				850	2f	53,644
				2,129	2g	134,361
				1,541	2h	97,253

[1]	All options held by the Company’s Named Executive Officers at December 31, 2006 are fully vested and exercisable.

2a	The amount represents restricted shares of the Company’s common stock that will vest on December 16, 2007.

2b	The amount represents cash units tracking the value of the Company’s common stock that will be paid out in cash on December 16, 2007.

2c	The amount represents restricted shares of the Company’s common stock that will vest on January 1, 2009.

2d	The amount represents cash units tracking the value of the Company’s common stock that will be paid out in cash on January 1, 2009.

2e	The amount represents restricted shares of the Company’s common stock that will vest 1/3 on February 28, 2007, 1/3 on February 28, 2008 and 1/3 on February 28, 2009.

2f	The amount represents cash units tracking the value of the Company’s common stock that will be paid out in cash 1/3 on February 28, 2007, 1/3 on February 28, 2008 and 1/3 on February 28, 2009.

2g	The amount represents restricted shares of the Company’s common stock that will vest 1/4 on February 28, 2007, 1/4 on February 28, 2008, 1/4 on February 28, 2009 and 1/4 on February 28, 2010.

2h

The amount represents cash units tracking the value of the Company’s common stock that will be paid out in cash  1/4 on February 28, 2007,  1/4 on February 28, 2008,  1/4 on February 28, 2009 and  1/4 on February 28, 2010.

2i	The amount represents restricted shares of the Company’s common stock that will vest on February 28, 2007.

2j	The amount represents deferred stock units in the EVDP that will vest in three years on March 1, 2009.

[3]

The market value of the restricted stock and cash units is calculated by multiplying the closing market price of the Company’s common stock at the end of the last completed fiscal year, which was $63.11 on December 31, 2006, by the number of shares or cash units.

2006 Option Exercises and Stock Vested Table

The following table contains information concerning the vesting of restricted stock and cash units for the NEOs during the fiscal year ended December 31, 2006. There were no option exercises by NEOs during the 2006 fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)[1]		Value Realized on Vesting ($)[2]
Theodore L. Chandler, Jr.	2,100	1a	134,694
	2,100	1a	140,070
	2,900	1b	186,006
	4,150	1b	266,181
	2,900	1b	193,430
G. William Evans	1,575	1a	101,021
	1,260	1a	84,042
	2,175	1b	139,505
	3,325	1b	213,266
	1,740	1b	116,058
Kenneth Astheimer	315	1a	20,204
	305	1a	20,344
	435	1b	27,901
	825	1b	52,916
	421	1b	28,081
Melissa A. Hill	105	1a	6,735
	326	1a	21,744
	145	1b	9,300
	500	1b	33,350
	450	1b	30,015
Jeffrey C. Selby	315	1a	20,204
	284	1a	18,943
	435	1b	27,901
	825	1b	52,916
	392	1b	26,146

[1]	Includes cash payments to NEOs in 2006 upon vesting of cash unit awards.

1a	Represents cash units vesting.

1b	Represents shares of restricted stock vesting.

[2]	The Valued Realized on Vesting is the number of shares of restricted stock or cash units multiplied by the market price of our common stock on the vesting date.

2006 Pension Benefits Table

The following table contains information concerning pension benefits for the NEOs during the fiscal year ended December 31, 2006.

Name	Plan Name	Number of Years of Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Last Fiscal Year ($)
Theodore L. Chandler, Jr.	Cash Balance Plan	7	23,623	0
	Benefit Restoration Plan	7	52,025	0
G. William Evans	Cash Balance Plan	31	322,047	0
	Benefit Restoration Plan	31	189,717	0
Kenneth Astheimer	Cash Balance Plan	33	506,781	0
	Benefit Restoration Plan	33	370,831	0
Melissa A. Hill	Cash Balance Plan	6	15,100	0
Jeffrey C. Selby	Cash Balance Plan	37	255,192	0
	Commonwealth Supplemental Executive Retirement Plan	37	318,707	0

[1]	The Company has not granted, and does not have any policies with respect to granting extra years of service to its NEOs, under the Company’s pension plans.

[2]

The present value was determined assuming retirement at age 65 (which is the normal retirement age under the Cash Balance Plan, the Benefit Restoration Plan and the Commonwealth Supplemental Executive Retirement Plan) using an interest rate consistent with assumptions used for the Company’s financial reporting under FAS 87, which rate was 5.5% for September 30, 2005 and 5.75% for September 30, 2006. The post retirement mortality assumption used was RP2000 projected to 2010 with white collar adjustment. Other assumptions made in the valuation are discussed in Note 12 “Pensions and Other Postretirement Benefits” in the Company’s financial statements filed on Form 10-K for the fiscal year ended December 31, 2006.

All of the NEOs have vested accounts in the Company’s Cash Balance Plan, a qualified defined benefit retirement plan. Under the plan, which was frozen effective December 31, 2004, a hypothetical cash balance account was established for each participant for record keeping purposes. Prior to December 31, 2004, a participant’s cash balance account was annually credited with (i) a compensation credit based on the participant’s age, service and compensation for that year and (ii) an interest credit based on the participant’s account balances at the end of the prior year. The compensation credit percentage was based on the sum of the participant’s age and service at the beginning of the year, and ranged from 2% for a sum of less than 35 to 5% for a sum of 80 or more. Annual interest credits were based on the average of 10-year Treasury bond rates in effect for the month of November of the prior year. At retirement, the account balance may be converted to various monthly benefit options based on actuarial factors defined in the plan or may be paid in a lump sum benefit. Participants are eligible for early retirement at age 55 with ten years of service, although the benefit formula does not differ from the benefit formula at normal retirement, except that if a participant selects a monthly benefit option on early retirement, the benefit will be a smaller amount because it is paid earlier. Benefits for participants who were eligible for early retirement on December 31, 1998, under the terms of the former Lawyers Title Retirement Plan or the former Commonwealth Pension Plan will be no less than benefits calculated under the provisions of such former plan. Messrs. Astheimer and Selby are currently eligible for a benefit under the Cash Balance Plan upon retirement.

The Internal Revenue Code limits (i) the annual retirement benefit that may be paid under the Cash Balance Plan and (ii) the compensation that may be used in computing a benefit. The maximum benefit limitation is adjusted each year to reflect the cost of living. For 2006, the maximum benefit limitation was $175,000 (based on a life annuity) and the earnings limitation was $220,000.

Mr. Chandler, Mr. Evans and Mr. Astheimer are also covered by the Company’s 1999 Benefit Restoration Plan, a plan designed to restore to selected participants the benefits that cannot be paid under the Cash Balance Plan due to the Internal Revenue Code maximum benefit limitation, the earnings limitation, or both. As of December 31, 2004, future accruals under the 1999 Benefit Restoration Plan were discontinued. The benefit payable under the 1999 Benefit Restoration Plan is fixed at the difference between the benefit that would be payable under the Cash Balance Plan, but for either or both of the Internal Revenue Code limitations, and the amount actually payable under the Cash Balance Plan. The benefits under the 1999 Benefit Restoration Plan are payable for a period of 15 years commencing after normal retirement. The Benefit Restoration Plan does not provide an early retirement benefit, but a participant’s right to receive benefits vests at age 55 with at least five years of service. Although the Benefit Restoration Plan is unfunded for purposes of the Employee Retirement Security Act, also referred to as ERISA, the Company maintains a rabbi trust, which holds corporate owned life insurance to hedge its obligations under the plan.

Mr. Selby is a party to a Commonwealth Supplemental Executive Retirement Plan Agreement, also referred to as a SERP, dated May 4, 1994. This exception exists because the arrangement became effective while Mr. Selby was an employee of Reliance Group Holdings, Inc., prior to the combination of its business with the Company. Mr. Selby’s SERP provides for a retirement benefit equal to thirty percent (30%) of his career average annual salary for a period of 10 years after his retirement. Mr. Selby is currently eligible for a benefit under the SERP retirement. Because of Mr. Selby’s SERP, Mr. Selby is also a party to a Supplemental Change of Control Agreement, described in further detail below under “Potential Payments Upon Termination or Change of Control” on page 46 of this Proxy Statement.

2006 Nonqualified Deferred Compensation Table

The following table contains information concerning nonqualified deferred compensation for the Named Executive Officers during the fiscal year ended December 31, 2006.

Name	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings in Last Fiscal Year ($)[3]	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)[4]
Theodore L. Chandler, Jr.	950,000	0		179,871	0	3,265,049	4a
G. William Evans	0	0		31,651	0	826,512
Kenneth Astheimer	213,750	0		144,254	0	2,047,834	4b
Melissa A. Hill	110,000	22,000	[2]	42,617	0	701,484
Jeffrey C. Selby	400,550	0		171,348	0	2,632,850

[1]

Contributions by the executives reflected in this column are not covered by the Summary Compensation Table because contributions were made from annual cash incentive payments earned for fiscal year 2005 and paid in fiscal year 2006, and the Summary Compensation Table reflects cash incentive payments earned for fiscal year 2006 and paid in fiscal year 2007. However, contributions made by the NEO reflected in this column were made from the non-equity incentive plan awards reflected in the 2006 Grants of Plan-Based Awards Table.

[2]	This amount reflects a Company match in deferred stock units of twenty percent (20%) of Ms. Hill’s deferral into deferred stock units.

[3]

Amounts in this column reflect the total cash earnings for the 2006 fiscal year on the NEOs deferred cash accounts under the EVDP, and, for Mr. Chandler, earnings for the 2006 fiscal year on both the EVDP and the ODDP and for Mr. Astheimer, earnings for the 2006 fiscal year on both the EVDP and the LTDIP.

[4]	The Company’s Summary Compensation Table information presented in previous years did not include this information.

4a	Mr. Chandler’s aggregate balance includes both his balance in the EVDP and the ODDP.

4b	Mr. Astheimer’s aggregate balance includes both his balance in the EVDP and the LTDIP.

The EVDP allows participants to make annual elections to defer up to 95% of his or her cash incentive compensation. The participant may invest the deferred funds in cash at 8% annual interest, which is credited daily, or in deferred Company stock units. If a participant defers any portion of his or her cash incentive compensation into deferred Company stock units for a particular plan year, then the participant receives an additional amount of deferred Company stock units equal to 20% of the total amount deferred. Aside from the additional stock received, there are no other Company matches to the EVDP. For each deferral made, the 20% deferred stock unit premium and one-half of the interest (4%) vests after three years. Participants cannot change their deferred cash account and deferred stock unit account allocations; however, participants do have the right to extend the payment of benefits by making proper elections with the Company.

Because Mr. Chandler was a non-management director of the Company prior to his employment with the Company, he has an account under the ODDP, which is not a tax-qualified plan. Certain participants in the ODDP, including Mr. Chandler, have grandfathered deferred cash accounts under the ODDP for the plan years 1995 through 1999, which earn 9% interest. The rate for the plan years 1995 through 1999 under the ODDP is not considered to be an above-market rate because 120% of the applicable long term federal rate on January 1, 1995, the date that the rate was set, is greater than 9%. Therefore, the Summary Compensation Table does not include any above market earnings under the ODDP for Mr. Chandler. For further discussion of the ODDP, see the Directors’ Compensation Table on page 51 of this Proxy Statement and discussion following the table.

Mr. Astheimer is the only NEO with an account remaining under the LTDIP, which is an unfunded plan that the Company no longer actively maintains, except for maintaining account balances from executives who were originally participants. Under the LTDIP, eligible executives had the right to defer a stated percentage of their compensation, depending on the terms of the participant’s individualized Deferred Income Plan Executive Agreements. Under those agreements, the executives had the right to commence payment of the deferred amounts at a stated time. Upon the occurrence of certain events including termination of employment prior to age 55, death and disability, the Company will accelerate benefits and pay a lump sum to the participant equal to the amount deferred with annual interest at ten percent (10%).

Potential Payments Upon Termination or Change of Control

NEOs may receive payments from the Company upon termination of employment or a change of control pursuant to Change of Control Agreements between the NEOs and the Company, under the Company’s Severance Plan or pursuant to the terms of certain equity awards held by the NEOs. The material terms of the Change of Control Agreements and the Severance Plan are summarized below, along with quantification of such potential payments. For a description of benefits triggered under equity awards held by the NEOs, see the Compensation Discussion and Analysis – Severance/Change of Control Agreements on page 32 of this Proxy Statement. The benefits triggered under such equity awards are included in the quantification of payments below.

Change of Control Agreements

To help ensure that we will have the continued dedicated service of certain key employees notwithstanding the possibility, threat or occurrence of a change of control, we have entered into a Change of Control Employment Agreement with each of the NEOs and other designated employees for a one year term with an automatic annual renewal on each anniversary date, unless earlier terminated. We entered into a Supplemental Change of Control Employment Agreement with Mr. Selby that had the effect of equalizing the benefits to which he was entitled under his Change of Control Employment Agreement with the Change of Control Agreements for the other NEOs. The material provisions of the change of control agreements for the NEOs including Mr. Selby’s supplemental agreement are summarized in the table below:

Change of Control Definition

i)       Acquisition of beneficial ownership of our 20% of our common stock or combined voting power

ii)     Reorganization, merger or similar transaction resulting in shareholders owning less than 50% of surviving company, liquidation or sale of substantially all assets

iii)    Change in majority of directors as a result of a contested election

Employment Period	If a change of control occurs during the term of the Agreement, a 3 year employment period begins during which the executive is guaranteed minimum compensation and certain severance benefits

Compensation During Employment Period

i)       Monthly base salary at least equal to highest monthly base salary paid during previous 12 months

ii)     Annual bonus at least equal to highest bonus paid in the 3 fiscal years prior to the change of control

iii)    Savings, welfare benefits, fringe benefits and retirement benefits at least as favorable as those in effect during 120 days preceding the change of control

Triggering Events for Enhanced Severance Benefits

For enhanced severance benefits, change of control and termination of employment in certain situations must occur within the 3 year employment period following the change of control. Termination must be one of the following situations.

i)       Termination by Company without “cause”

ii)     Termination by Executive for any reason during “window period,” which is the 30 day period immediately following the first anniversary of the change of control

iii)    Termination by Executive for reduction in duties, base pay or incentives, significant change in the principal location of office and failure of the Company to comply with Agreement, referred to in the Agreement as “good reason”

Severance Benefits - Termination by the Company without Cause or by Executive for Good Reason

i)       Base salary earned through date of termination plus a prorated bonus based on the highest annual bonus paid in the preceding three years

ii)     Lump sum payment equal to three times the sum of (a) base salary at time of termination and (b) highest annual bonus paid in preceding three years

iii)    Continued welfare benefits until December 31 of the second calendar year following the year of termination

iv)    Outplacement services

v)      Any other amounts or benefits Executive is entitled to receive under any other plans, agreements, etc. of the Company

Severance Benefits - Termination by Executive During Window Period

i)       Base salary earned through date of termination plus a prorated bonus based on the highest annual bonus paid in the preceding three years

ii)     Lump sum payment equal to 1 times the sum of (a) base salary at time of termination and (b) highest annual bonus paid in preceding three years

iii)    Continued welfare benefits until December 31 of the second calendar year following the year of termination

iv)    Any other amounts or benefits Executive is entitled to receive under any other plans, agreements, etc. of the Company

Severance Benefits - Termination for Cause or by Executive Without Good Reason	i) Base salary earned through date of termination ii) Any other amounts or benefits Executive is entitled to receive under any other plans, agreements, etc. of the Company

Other Provisions

i)       Reimbursement of legal expenses incurred by Executive to enforce or interpret the Agreement

ii)     Company pays excise tax on a grossed-up basis unless the total payments subject to the excise tax is less than 110% of the Section 280G limit, in which case payments are limited as necessary to eliminate the excise tax

iii)    Executive required to protect confidential information indefinitely and protect against solicitation of employees for 2 years if terminated for cause or without good reason

iv)    No obligation to mitigate and no setoff required for compensation earned by Executive after severance

Severance Plan

We also maintain a Severance Plan for all salaried employees that provides employees, including the NEOs, with certain severance benefits, conditioned on the execution of a severance agreement with the Company. The benefits are triggered by a termination of employment by the Company without cause and are paid if the eligible employee meets the conditions of the plan. Assuming the Severance Plan conditions are met, the employee is entitled to a payment equal to the product of the employee’s number of years of service with the Company (subject to a maximum of twenty) times an amount equal to one week of the terminated employee’s base salary.

Quantification of Payments

The table below outlines, by termination event, the potential payments to the NEOs upon termination or change of control, assuming a termination date of December 31, 2006.

Termination Event	Name	Severance Payment ($)		Other Payments ($)		Equity Awards ($)[4]	Total($)
Change of Control Agreement –Termination by Executive for Good Reason or by Company Without Cause1a
	Theodore L. Chandler, Jr.	5,250,000	2a	2,985,061	3a	7,201,419	15,436,480
	G. William Evans	2,250,000	2a	1,093,655	3a	2,450,445	5,794,100
	Kenneth Astheimer	1,975,977	2a	2,458,487	3a	367,553	4,802,017
	Melissa A. Hill	2,466,702	2a	718,361	3a	450,227	3,635,290
	Jeffrey C. Selby	3,684,954	2a	3,016,114	3a	538,231	7,239,299

Termination Event	Name	Severance Payment ($)		Other Payments ($)		Equity Awards ($)[4]	Total($)
Change of Control Agreement –Termination by Executive During Window Period
	Theodore L. Chandler, Jr.	1,750,000	2b	2,975,661	3b	7,201,419	11,927,080
	G. William Evans	750,000	2b	1,084,255	3b	2,450,445	4,284,700
	Kenneth Astheimer	658,659	2b	2,449,087	3b	367,553	3,475,299
	Melissa A. Hill	822,234	2b	708,961	3b	450,227	1,981,422
	Jeffrey C. Selby	1,228,318	2b	3,006,714	3b	538,231	4,773,263
Change of Control Agreement – Termination by Company for Cause or by Executive without Good Reason1b
Severance Plan – Termination without Cause
	Theodore L. Chandler, Jr.	57,471	2c	9,400	3c	3,509,484	3,576,355
	G. William Evans	143,678	2c	9,400	3c	746,475	899,553
	Kenneth Astheimer	114,943	2c	9,400	3c	0	124,343
	Melissa A. Hill	22,989	2c	9,400	3c	0	32,989
	Jeffrey C. Selby	114,943	2c	9,400	3c	131,550	255,893
Death, Disability or Retirement
	Theodore L. Chandler, Jr.					3,509,484	3,509,484
	G. William Evans					746,475	746,475
	Kenneth Astheimer					367,553	367,553
	Melissa A. Hill					0	0
	Jeffrey C. Selby					538,231	538,231

1a	Potential payments to NEOs are the same under the NEOs’ Change of Control Agreements regardless of whether termination occurs based on good reason by the executive or without cause by the Company.

1b	The Company does not pay severance benefits if an executive is terminated for cause or if the executive voluntarily terminates employment regardless of whether a change of control has occurred.

2a

Under the NEO’s Change of Control Agreements, severance benefits are payable in a lump sum within thirty days after termination for good reason by the executive or without cause by the Company. The severance payment amount shown in the table includes payment equal to three times the sum of the executive’s base salary as of December 31, 2006 and the highest annual bonus received by the executive over the three year period ending December 31, 2006 assuming termination on December 31, 2006. The value of continued welfare benefits until December 31, 2008 plus the cost of outplacement services estimated at $9,400 and other payments that the executive would receive under other agreements are reflected in the Other Payments column.

2b

Under the NEO’s Change of Control Agreements, severance benefits are payable in a lump sum within thirty days after termination by the executive during the window period. The severance payment amount shown in the table includes payment equal to the sum of the executive’s base salary as of December 31, 2006 and the highest annual bonus received by the executive over the three year period ending December 31, 2006 assuming termination on December 31, 2006. The value of continued welfare benefits until December 31, 2008 and other payments that the executive would receive under other agreements are reflected in the Other Payments column.

2c

The severance payment amount shown in the table reflects the payment to which the executive would be entitled under the Company’s Severance Plan assuming involuntary termination on December 31, 2006 and assuming compliance with the terms of the Company’s Severance Plan by the executive. The payment amount is based on a formula equal to a certain number of weeks of base salary depending on the executive’s years of service with the Company.

3a

This column reflects amounts that would be paid to the executive in connection with a termination, excluding payments made to the executive strictly pursuant to a Change of Control Agreement or the Company’s Severance Plan including the value of continued welfare benefits until December 31, 2008 plus the cost of outplacement services estimated at $9,400 and other payments that the executive would receive under other agreements including payments under the EVDP and Benefit Restoration Plan or SERP, as applicable for the particular executive. Under the EVDP, if the NEO terminates employment within three years following a change of control, any unvested deferred stock units fully vest upon termination and will be paid in a lump sum payment within thirty days after termination. Benefits under the Benefit Restoration Plan also fully vest upon a change of control. Mr. Selby, who is the only SERP participant, would be entitled to early retirement benefits, either a deferred benefit commencing on his early retirement date or a reduced benefit commencing after retirement prior to age 65. Cash Balance Plan and LTDIP benefits are not affected by the type of termination.

3b

This column reflects amounts that would be paid to the executive in connection with a termination, excluding payments made to the executive strictly pursuant to a Change of Control Agreement or the Company’s Severance Plan including the value of continued welfare benefits until December 31, 2008 and other payments that the executive would receive under other agreements including payments under the EVDP and Benefit Restoration Plan or SERP, as applicable for the particular executive.

3c	This amount equals estimated outplacement costs for one year, which the Company may offer upon involuntary termination.

[4]

Represents the compensation resulting from accelerated vesting of equity awards. Optionholders have ninety days from the date of termination to exercise outstanding, exercisable stock options upon involuntary termination or termination for cause and two years from the date of termination to exercise outstanding, exercisable stock options upon death, disability or retirement. The Company does not have any unvested stock options. Messrs. Chandler and Evans and Ms. Hill would forfeit unvested restricted stock and cash unit awards but Messrs. Selby and Astheimer would not because awards vest upon retirement after 55.

DIRECTOR COMPENSATION

2006 Directors’ Compensation Table

The following table shows, for the fiscal year ended December 31, 2006, the compensation paid to each of the Company’s non-management directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)[3]	Total ($)
Alpert, Janet A.	95,195	56,288	—	—	151,483
Caruso, Gale K.	101,695	56,288	—	—	157,983
Dinkins, Michael	115,995	82,827	—	1,548	200,370
McCann, John P.	104,595	82,827	—	—	187,422
Neal, Dianne M.	3,500	0	—	—	3,500
Norfleet, Robert F., Jr.	100,195	82,827	—	—	183,022
Skunda, Robert T.	112,395	82,827	—	1,463	196,685
Smith, Julious P., Jr.	100,395	82,827	—	—	183,222
Snead, Thomas G., Jr.	118,395	82,827	—	—	201,222
Trani, Eugene P.	111,334	82,827	—	837	195,034
Wishnack, Marshall B.	106,995	82,827	—	5,029	194,851

[1]

The amounts in this column reflect the dollar amount of compensation expense recognized in 2006 for financial reporting purposes for restricted stock awards made in 2006 and prior years in accordance with SFAS 123. The grant date fair value was $56.20 per share for all outstanding stock awards. The following are the aggregate number of stock awards outstanding on December 31, 2006 for each director. Alpert: 1,000 shares awarded on May 18, 2005; Caruso: 1,000 shares awarded on May 18, 2005; Dinkins: 1,000 shares awarded on May 18, 2005 and 1,000 shares awarded on May 27, 2004; McCann: 1,000 shares awarded on May 18, 2005 and 1,000 shares awarded on May 27, 2004; Norfleet: 1,000 shares awarded on May 18, 2005 and 1,000 shares awarded on May 27, 2004; Skunda: 1,000 shares awarded on May 18, 2005 and 1,000 shares awarded on May 27, 2004; Smith: 1,000 shares awarded on May 18, 2005 and 1,000 shares awarded on May 27, 2004; Snead: 1,000 shares awarded on May 18, 2005 and 1,000 shares awarded on May 27, 2004; Trani: 1,000 shares awarded on May 18, 2005 and 1,000 shares awarded on May 27, 2004; and Wishnack: 1,000 shares awarded on May 18, 2005 and 1,000 shares awarded on May 27, 2004.

[2]

Although no options were awarded to directors during 2006 and no compensation expense was recognized in 2006 for financial reporting purposes, the following are the aggregate number of stock options outstanding on December 31, 2006 for each director with the grant date fair value of each equity award computed in accordance with FAS 123R noted in parentheses following the award: Dinkins: 2,000 shares at $54.04 per share expiring June 17, 2008 ($52,160), 2,000 shares at $28.81 per share expiring May 19, 2009 ($29,400) and 2,000 shares at $32.04 per share expiring May 22, 2012 ($35,840); McCann: 1,500 shares at $18.19 per share expiring May 21, 2007 ($12,195), 2,000 shares at $54.04 per share expiring June 17, 2008 ($52,160), 2,000 shares at $28.81 per share expiring May 19, 2009 ($29,400), 2000 shares at $20.06 per share expiring May 17, 2010 ($24,060), 2000 shares at $27.70 per share expiring May 23, 2011 ($32,680) and 2,000 shares at $32.04 per share expiring May 22, 2012 ($35,840); Norfleet: 2,000 shares at $28.81 per share expiring May 19, 2009 ($29,400), 2000 shares at $20.06 per share expiring May 17, 2010 ($24,060), 2000 shares at $27.70 per share expiring May 23, 2011 ($32,680) and 2,000 shares at $32.04 per share expiring May 22, 2012 ($35,840); Skunda: 2,000 shares at $32.04 per share expiring May 22, 2012 ($35,840); Smith: 2000 shares at $20.06 per share expiring May 17, 2010 ($24,060), 2000 shares at $27.70 per share expiring May 23, 2011 ($32,680) and 2,000 shares at $32.04 per share expiring May 22, 2012 ($35,840); Snead: 2000 shares at $27.70 per share expiring May 23, 2011 ($32,680) and 2,000 shares at $32.04 per share expiring May 22, 2012 ($35, 840); Trani: 2000 shares at $20.06 per share expiring May 17, 2010 ($24,060), 2000 shares at $27.70 per share expiring May 23, 2011 ($32,680) and 2,000 shares at $32.04 per share expiring May 22, 2012 ($35,840); and Wishnack: 1,500 shares at $18.19 per share expiring May 21, 2007 ($12,195), 2,000 shares at $54.04 per share expiring June 17, 2008 ($52,160), 2,000 shares at $28.81 per share expiring May 19, 2009 ($29,400), 2000 shares at $20.06 per share expiring May 17, 2010 ($24,060), 2000 shares at $27.70 per share expiring May 23, 2011 ($32,680) and 2,000 shares at $32.04 per share expiring May 22, 2012 ($35,840).

[3]

We do not maintain any defined benefit or actuarial plans for non-employee directors. With respect to the above-market or preference earnings on compensation that is deferred on a basis that is not tax-qualified, including earnings on nonqualified defined contribution plans, we currently maintain the ODDP, which is not tax-qualified, pursuant to which all of non-employee directors earn interest. The non-employee directors who have grandfathered deferred cash accounts under the plan can earn 9% interest on such accounts, and we have determined that 1.81% represents the above-market portion based the difference between 9% and a rate of 7.19%, which represents 120% of the applicable long term federal rate with annual compounding as of December 1, 1998, the date that the rate was set. Because we do not maintain any defined benefit or actuarial plans for its non-employee directors, the amounts in this column reflect the above-market amounts earned by each of the non-employee directors during fiscal year 2006. No portion of the NEOs’ deferred stock accounts under the EVDP is considered to be above-market because the deferred stock accounts earn dividends at the same rate that dividends are paid on the Company’s common stock. During fiscal year 2006, Mr. Foster was not a participant in this plan; however, he was a participant in the EVDP and the LTDIP.

During 2006, each director who is not an officer received a quarterly retainer of $7,500, a fee of $2,000 for attendance at each meeting of the Board of Directors and a fee of $1,500 for attendance at each meeting of a committee of the Board of Directors of which he or she was a member. During 2006, the members of the Corporate Governance Committee were paid committee meeting fees for participating in interviews for new director candidates. In addition, the Chairman of the Audit Committee received a quarterly retainer of $2,500, the Chairman of the Executive Compensation Committee received a quarterly retainer of $1,875 and all other Committee Chairmen received an additional quarterly retainer of $1,250. Commencing in 2007, the Company’s Lead Director, who is currently Dr. Eugene P. Trani, will receive an additional $25,000 annually, paid in quarterly installments.

In addition, during 2006, each non-employee director received an equity-based compensation award equivalent of 1,000 shares of common stock. Specifically, the annual award was paid in the ratio of 58% common stock, without vesting or forfeiture restrictions, and 42% cash, effective as of the first business day following each annual meeting of the Company’s shareholders. In prior years, directors were awarded restricted stock, combinations of restricted stock and cash units and options. A director who is also an officer of the Company receives no compensation for his or her services as a director.

During 2006, we compensated Charles H. Foster, Jr., a director, under the terms of an employment agreement effective January 1, 2005 and an addendum to that agreement dated December 9, 2005. The employment agreement, as amended by the addendum, set forth Mr. Foster’s duties as Chairman of the Board of Directors of the Company and provided for compensation and benefits during the term of the agreement and upon a change of control of the Company. The addendum added necessary provisions to comply with Section 409A of the Internal Revenue Code, made changes to the payment of Mr. Foster’s 2005 bonus so that it was paid only in cash and corrected a discrepancy in the description of Mr. Foster’s change of control benefit. Specifically, the employment agreement, as amended by the addendum, provided for an annual base salary of $575,000 and annual bonuses of $1,125,000 in cash for 2005 and $1,125,000 in cash or stock, or a combination of both, for 2006. Mr. Foster’s bonus for fiscal year was paid in cash on February 28, 2007. The employment agreement provided that Mr. Foster is entitled to participate in and receive benefits under all savings, retirement, welfare benefit, expense reimbursement, fringe benefit and other plans and arrangements made available to peer executives of the Company. The employment agreement terminated on December 22, 2006. Other than as indicated for Mr. Foster, the only compensation arrangements with directors are those disclosed in this Proxy Statement.

Each non-employee director is eligible to participate in the Outside Directors Deferral Plan. The Outside Directors Deferral Plan permits non-employee directors to defer all or a portion of their cash compensation in deferred stock units. Each deferred stock unit represents a hypothetical share of the Company’s common stock and fluctuates in value with the market price of such stock. A participant’s deferred stock unit account is increased by dividends paid by the Company on the common stock. Those participants who elect to defer 100% of their total cash compensation into deferred stock units for a given year shall receive additional compensation in the form of deferred stock units equal to 20% of their total compensation. A former version of the Outside Directors Deferral Plan permitted non-employee directors to defer their cash compensation into a deferred cash account, so some non-employee directors have deferred cash accounts under the Plan. Each deferred cash account is credited with interest annually, and the interest paid is based on the rate of return set forth in the amended and restated Plan, which is currently 9%. Under the Plan, benefits in deferred stock unit accounts are paid in common stock, and benefits in deferred cash accounts are paid in cash. Benefits also include survivor’s benefits in the event that the participant dies before receiving all of the benefits to which the participant is entitled under the Plan. A participant may also postpone receipt of benefit payments by making a timely election. Accelerated payment of deferred benefits may occur under certain conditions, including a change of control of the Company. The Plan was amended effective January 1, 2005 to comply with the requirements of Internal Revenue Code Section 409A and to make certain other administrative changes. In addition, the definition of “Eligible Director” in the Plan was amended to enable non-employee directors to continue to make deferrals of director compensation upon attaining the age of 65 or older.

Effective January 1, 2006, the Corporate Governance Committee amended the Corporate Governance Guidelines to include a stock ownership requirement for non-employee directors that requires non-employee directors to attain certain stock ownership levels and therefore maintain a vested interest in the performance of the Company. Specifically, non-employee directors shall attain a minimum stock ownership of 2,500 shares of Company common stock and shall maintain such stock ownership as long as he or she continues to serve as a director of the Company. Each non-employee director is required to meet the target level of stock ownership prior to the later of December 31, 2010 or five years after joining the Board of Directors. Stock ownership for purposes of the Corporate Governance Guidelines includes (1) shares beneficially owned outright by the non-employee director or by a trust for the non-employee director’s benefit, (2) the unvested portion of restricted shares, (3) shares retained upon the exercise of stock options, and (4) any deferred stock units credited to the non-employee director’s account under the Outside Directors Deferral Plan. Unexercised stock options or other derivative securities do not count toward the target ownership level required.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2006, with respect to compensation plans under which shares of the Company’s common stock are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)[1]
Equity Compensation Plans Approved by Shareholders[2]
1991 Stock Incentive Plan	52,500	25.92	0
1992 Stock Option Plan for Non-Employee Directors	0	0	0
2000 Stock Incentive Plan[3]	168,750	30.51	2,150,672
Executive Officer Incentive Plan[4]	—	—	0
423 Employee Stock Purchase Plan	—	—	1,375,108
Equity Compensation Plans Not Approved by Shareholders[5]
TOTAL			3,525,780

[1]	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.

[2]

We have two equity compensation plans – the EVDP and the ODDP that are not presented in this table. No options, warrants or rights are granted under either plan. Under each plan, participants may elect to defer compensation in deferred stock units that represent a hypothetical share of the Company’s common stock. The deferred stock units are paid out in shares of common stock. Each plan includes a feature under which we may credit additional deferred stock units to participants. The maximum amounts of shares of common stock that the Company can issue under the EVDP and the ODDP are 800,000 and 100,000, respectively. On December 31, 2006, there were 225,037 deferred stock units under the EVDP and 61,978 deferred stock units under the ODDP credited to the participants’ deferred stock unit accounts under such plans.

[3]

The 2000 Stock Incentive Plan permits grants of stock options and stock appreciation rights and awards of common stock, restricted stock and/or phantom stock. The 2000 Stock Incentive Plan currently authorizes the issuance of 3,600,000 shares of common stock for grants and awards. The 2000 Stock Incentive Plan does not limit, however, the amount of phantom stock (designated as cash units) we can award as long as it is payable only in cash.

[4]	No options, warrants or rights are granted under the LandAmerica Financial Group, Inc. Executive Officer Incentive Plan.

[5]	We have no equity compensation plans that have not been approved by the shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2006, the Board of Directors adopted a Related Person Transactions Policy specifying our policies and procedures for the review, approval or ratification of any related person transaction. The Board of Directors further amended the policy in February 2007. Under the policy, “Related Person” means any director or executive officer of the Company, any nominee for director of the Company, any shareholder who beneficially owns more than 5% of the Company’s common stock, any immediate family member of any of the foregoing persons, and any entity in which any of the foregoing persons has, or will have, a direct or indirect material interest. A “Related Person Transaction” means any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, between the Company, as a participant, and a Related Person in which the amount involved exceeds $120,000 and in which the Related Person has, or will have, a direct or indirect material interest. The Audit Committee of the Board of Directors has responsibility for applying the policy and making determinations under the policy. The Audit Committee then reports determinations under the policy to the Board of Directors. If presented with the situation, we would submit a Related Person Transaction to our shareholders for approval in the circumstances required by Rule 312.03(b) of the New York Stock Exchange Listed Company Manual.

At the first regularly scheduled Audit Committee meeting of each fiscal year, management shall present for approval any proposed or continuing Related Person Transactions for that calendar year. In order to consider a Related Person Transaction, the Audit Committee evaluates the following information:

•	the Related Person’s name and relationship to the Company;

•	the facts and circumstances of the proposed transaction;

•	the aggregate dollar amount involved in the transaction or, in the case of indebtedness, information regarding the principal amount of the debt, interest rate, repayment and other material terms;

•

the Related Person’s interest in the transaction with the Company, including the Related Person’s position or relationship with, or ownership in, a firm, corporation or other entity that is a party to, or has an interest in, the transaction;

•	the benefits to the Company of the proposed transaction and, if applicable, the terms and availability of comparable products and services from unrelated third parties; and

•	any other information regarding the Related Person Transaction or the Related Person that is material to the Audit Committee’s determination.

Under the policy, any Related Person Transaction shall be approved or ratified only if the Audit Committee determines that, based on the facts and circumstances known to the Committee at the time of approval, the Related Person Transaction serves our best interests and our shareholders or the transaction is on terms reasonably comparable to those that could be obtained in arm’s length dealings with an unrelated third party. The Audit Committee may establish, as appropriate, guidelines and directives for management to follow with respect to a Related Person Transaction. At each subsequently scheduled meeting, management shall update the Audit Committee as to any material changes in the transactions previously approved and shall seek approval of any further proposed Related Person Transactions. The Audit Committee shall review and approve any material change to a previously approved Related Person Transaction. A Related Person Transaction is approved or ratified if it receives the affirmative vote of a majority of the disinterested directors on the Audit Committee. No member of the Audit Committee participates in any review, approval or ratification of any Related Person Transaction with respect to which such member or any of his or her immediate family members is a Related Person.

During fiscal year 2006, we did not have any Transactions with related persons within the meaning of Item 404(a) of Regulation S-K or our Related Person Transaction Policy.

AUDIT INFORMATION

The following provides information about the Company’s independent registered public accountants and their relationship with the Company and the Audit Committee.

Fees of Independent Registered Public Accountants

The following table shows fees for professional services rendered by Ernst & Young for the past two fiscal years ended December 31:

Type of Fees	Fees for fiscal 2006 ($)	Fees for fiscal 2005 ($)
Audit Fees[1]	2,497,558	2,546,862
Audit Related Fees[2]	306,978	10,000
Tax Fees[3]	166,980	70,418
All Other Services	0	0

[1]

Audit Fees represent fees billed in connection with the audit of the Company’s annual financial statements and for the review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q as well as services normally provided in connection with statutory or regulatory filing during. During 2006, these fees included $706,845 in attestation services related to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

[2]

Audit Related Fees represent fees billed for assurance and related services that are reasonably related to the review of the Company’s financial statements and not reported under the heading “Audit Fees”. During 2005, these services included reviews of workpapers by various regulators and subscription to accounting research tool. During 2006, these services included SAS 70 work, accounting consultation, insurance department work paper review and online subscription charges.

[3]	Tax Fees represent fees billed for tax compliance, tax advice and tax planning. During 2005 and 2006, these services generally included tax assistance on specific matters.

Pre-Approved Services

The Audit Committee’s Charter provides for pre-approval of audit, audit-related and tax services to be performed by the independent auditors. All such services, as described above, were pre-approved by the Audit Committee, which concluded that the provision by Ernst & Young of the services not related to the annual audit and quarterly review of the Company’s financial statements was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Charter also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Report of the Audit Committee

The Audit Committee is composed of six directors, each of whom meets the independence and experience requirements for Audit Committee members set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, the rules and regulations of the New York Stock Exchange and applicable law. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for:

•	establishing and maintaining the Company’s internal control over financial reporting;

•	assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each year; and

•	the preparation, presentation and integrity of the Company’s consolidated financial statements.

The Company’s independent registered public accounting firm is responsible for:

•	performing an independent audit of the Company’s consolidated financial statements and the Company’s internal control over financial reporting;

•	expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles; and

•

expressing an opinion as to management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is responsible for:

•

the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company; and

•	overseeing and reviewing the accounting and financial reporting processes of the Company.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2006 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Ernst & Young LLP, including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP the firm’s independence from the Company.

In addition, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has discussed with Ernst & Young LLP its opinion as to both the effectiveness of the Company’s internal control over financial reporting and management’s assessment thereof.

Based upon its discussions with management and Ernst & Young LLP and its review of the representations of management and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee Thomas G. Snead, Jr., Chairman Gale K. Caruso Michael Dinkins Dianne M. Neal Robert F. Norfleet, Jr. Robert T. Skunda

Richmond, Virginia

March 15, 2007

PROPOSALS FOR 2008 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, if you desire to make a proposal to be acted upon at the 2008 Annual Meeting of Shareholders, you must deliver the proposal, in proper form, to the Secretary of the Company, no later than December 12, 2007, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement and form of proxy for that meeting. The address for the Secretary of the Company is 5600 Cox Road, Glen Allen, Virginia 23060. The Company anticipates holding the 2008 Annual Meeting of Shareholders on May 13, 2008.

Our Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings. To nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of the Company (i) no later than December 12, 2007, and no earlier than November 12, 2007 or (ii) if the date of the 2008 Annual Meeting of Shareholders is changed by more than 30 days from May 13, 2008, not less than 90 days before the date of such meeting. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefore, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company at the address set forth above.

OTHER MATTERS

THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, INCLUDING FINANCIAL STATEMENTS AND INCLUDING THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2006, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT.

APPENDIX A

Article “EIGHTH” is deleted in its entirety and replaced with a new Article “EIGHTH” (additions underlined) as follows:

EIGHTH: Except as provided in these Articles of Incorporation, any (i) amendment to the Articles of Incorporation, (ii) merger or share exchange to which the Corporation is a party or sale, lease, or exchange of all or substantially all of the Corporation’s assets and property other than in the usual and regular course of business, and (iii) reclassification of securities or recapitalization of the Corporation, shall be approved by the affirmative vote of a majority of the shares outstanding and entitled to vote at a meeting of the shareholders duly called for such purpose; provided, however, that nothing in this Article EIGHTH shall require a vote of the shareholders to approve any action in circumstances where the Virginia Stock Corporation Act permits the Board of Directors to take action without a shareholder vote.

i

Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by telephone or the Internet must be received by 12:00 a.m., Central Time, on May 15, 2007.

Vote By Internet
• Log on to the Internet and go to:
WWW.INVESTORVOTE.COM
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	• Follow the instructions provided by the recorded message.
☒
Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:
	For	Withhold		For	Withhold
01 –Theodore L. Chandler, Jr.	☐	☐	04 – Robert T. Skunda	☐	☐

	For	Withhold		For	Withhold
02 – Charles H. Foster, Jr.	☐	☐	05 –Marshall B. Wishnack	☐	☐

	For	Withhold
03 – Dianne M. Neal	☐	☐

2. Approval of an amendment to LandAmerica Financial Group, Inc.’s Articles of Incorporation to modify the Article pertaining to shareholder approval of certain matters.	For ☐	Against ☐	Abstain ☐	3. Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.	For ☐	Against ☐	Abstain ☐

B. Non-Voting Items

Change of Address – Please print your new address below	Comments – Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. – Date and Sign Below

Please be sure to sign and date this Proxy/Voting Instruction Card.

Please sign exactly as your name(s) appear(s) on this Proxy/Voting Instruction Card. Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc., should give full title.

Date (mm/dd/yyyy) – Please print the date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

April 10, 2007

Dear Shareholder and/or Participant:

Please take note of the important information enclosed with this combined Proxy/Voting Instruction. There are issues related to the management and operation of the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. You may vote by mail, by telephone or over the Internet.

If you would like to vote by mail, please mark the boxes on the Proxy/Voting Instruction to indicate how your shares will be voted. Then sign the Proxy/Voting Instruction, detach it and return it in the enclosed postage paid envelope.

If you would like to vote by telephone or over the Internet, please follow the steps set forth on the Proxy/Voting Instruction.

Your vote must be received prior to the Annual Meeting of Shareholders on May 15, 2007.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Theodore L. Chandler, Jr.

Chairman

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – LandAmerica Financial Group, Inc.

This Proxy/Voting Instruction is Solicited on Behalf of the Board of Directors

With respect to the undersigned’s shares of Common Stock of LandAmerica Financial Group, Inc. held as a shareholder, the undersigned hereby appoints Wm. Chadwick Perrine, Michelle H. Gluck and G. William Evans, and each or any of them, proxies for the undersigned, with power of substitution, to vote all the shares of Common Stock of LandAmerica Financial Group, Inc. held of record by the undersigned on March 22, 2007, at the Annual Meeting of Shareholders of LandAmerica Financial Group, Inc. to be held at 9:00 a.m. on May 15, 2007 and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting. THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RECEIVED BY COMPUTERSHARE, TRANSFER AGENT FOR LANDAMERICA FINANCIAL GROUP, INC., PRIOR TO THE TIME OF THE MEETING, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

With respect to the undersigned’s shares of Common Stock of LandAmerica Financial Group, Inc. held as a Participant in (1) the LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan as of March 22, 2007, (2) the Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies Employees’ Stock Purchase Plan as of March 22, 2007 and/or (3) the LandAmerica Financial Group, Inc. Employee Stock Purchase Plan as of March 22, 2007, the undersigned hereby directs the Trustee or Administrator of such plans to vote shares held in such plans as indicated on the reverse of this card. THIS VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, OR IF A VOTING INSTRUCTION IS NOT PROPERLY EXECUTED AND RECEIVED BY THE TRUSTEE OR ADMINISTRATOR, THE SHARES OF LANDAMERICA FINANCIAL GROUP, INC. CREDITED TO YOUR ACCOUNT WILL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES OF LANDAMERICA FINANCIAL GROUP, INC. COMMON STOCK FOR WHICH THE TRUSTEE OR ADMINISTRATOR HAS RECEIVED PROPER VOTING INSTRUCTIONS WITH RESPECT TO THE NOMINEES AND PROPOSALS 2 AND 3.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

(Continued and to be voted, dated and signed on reverse side.)